EXHIBIT 10.1

SECOND AMENDMENT

TO

CREDIT AGREEMENT

DATED AS OF NOVEMBER 2, 2015

AMONG

CALIFORNIA RESOURCES CORPORATION,
AS THE BORROWER,

JPMORGAN CHASE BANK, N.A.,
AS ADMINISTRATIVE AGENT, SWINGLINE LENDER
AND A LETTER OF CREDIT ISSUER,

BANK OF AMERICA, N.A.,
AS SYNDICATION AGENT, SWINGLINE LENDER
AND A LETTER OF CREDIT ISSUER,

AND

THE LENDERS
PARTY HERETO

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SECOND AMENDMENT TO CREDIT AGREEMENT
This Second Amendment to the Credit Agreement (this “Amendment”) dated as of November 2, 2015, is among California Resources Corporation, a Delaware corporation (the “Borrower”), each of the undersigned guarantors (the “Guarantors”), each Lender (as defined below) party hereto, and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).
RECITALS
A.The Borrower, the Administrative Agent and the banks and other financial institutions from time to time party thereto (together with their respective successors and assigns in such capacity, each a “Lender”) have entered into that certain Credit Agreement dated as of September 24, 2014 (as amended by the First Amendment to Credit Agreement dated as of February 25, 2015 and as further amended, restated, modified or supplemented from time to time, the “Credit Agreement”).
B.The Borrower has requested and the Lenders party hereto have agreed to amend certain provisions of the Credit Agreement on the terms and conditions set forth herein.
C.NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Definitions. Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning assigned to such term in the Credit Agreement. Unless otherwise indicated, all section references in this Amendment refer to sections of the Credit Agreement.
Section 2.    Amendments to Credit Agreement.
2.1    Amendments to Section 1.1.
(a)    The following defined terms are hereby amended and restated in their entirety or added in their entirety, in each case to read as follows:
“Applicable Margin” shall mean:
(a) during an Investment Grade Period and as otherwise provided in clause (b) of this definition below, for any day, with respect to any ABR Loan or LIBOR Loan, as the case may be, the rate per annum set forth in the grid below based upon the Leverage Ratio in effect on such day:

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Table 1

Leverage Ratio Grid
Leverage Ratio	≥ 3.00x	< 3.00x and ≥ 2.00x	< 2.00x and ≥ 1.00x	< 1.00x
LIBOR Loans	2.25%	2.00%	1.75%	1.50%
ABR Loans	1.25%	1.00%	0.75%	0.50%
Commitment Fee Rate	0.50%	0.50%	0.375%	0.30%
During an Investment Grade Period, each change in the Commitment Fee Rate or Applicable Margin shall apply during the period commencing on the last day of each fiscal quarter of the Borrower after the date of such change and ending on the last day of the succeeding fiscal quarter of the Borrower after the date of such change (the “Calculation Period”).
During an Investment Grade Period, if any financial statements required to be delivered under Section 10.1 are not delivered within the time periods specified in Section 10.1, then the Applicable Margin and Commitment Fee Rate previously in effect shall continue to apply until such financial statements are delivered; provided that upon delivery of such financial statements, if timely delivery of such financial statements would have led to the application of a higher Applicable Margin or a higher Commitment Fee Rate for any Applicable Period than the Applicable Margin or Commitment Fee Rate, as applicable, actually applied during such time, then the Borrower shall immediately pay to the Administrative Agent the net accrued additional interest and expense (determined after taking into account any corresponding reduction in the Applicable Margin or Commitment Fee Rate in any other period), if any, owing as a result of such increased Applicable Margin or Commitment Fee Rate;
and
(b) during a Borrowing Base Trigger Period, for any day, with respect to any ABR Loan or LIBOR Loan, as the case may be, the rate per annum set forth in the grid below based upon the Borrowing Base Utilization in effect on such day:
Table 2

Borrowing Base Utilization Grid
Borrowing Base Utilization Percentage	≥ 90%	< 90%	< 75%	< 50%	< 25%
LIBOR Loans	2.75%	2.50%	2.25%	2.00%	1.75%
ABR Loans	1.75%	1.50%	1.25%	1.00%	.75%
Commitment Fee Rate	0.50%	0.50%	0.50%	0.50%	0.50%

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provided that (i) if for any day during a Borrowing Base Trigger Period, with respect to any ABR Loan or LIBOR Loan, as the case may be, the rate per annum set forth in the grid of Table 2 is lower than the rate per annum set forth in the grid of Table 1, the rate per annum set forth in the grid of Table 1 shall apply and (ii) if for any day during a Borrowing Base Trigger Period, the Leverage Ratio for the applicable Calculation Period is equal to or lower than 3.00 to 1:00, then the rate per annum set forth in the grid of Table 1 shall apply with respect to any ABR Loan or LIBOR Loan, as the case may be.
During a Borrowing Base Trigger Period, each change in the Commitment Fee Rate or Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; provided, however, that if the Borrower fails to deliver a Reserve Report pursuant to Section 10.13, and until such Reserve Report is delivered, then the “Applicable Margin” means the rate per annum set forth on Table 2 when the Borrowing Base Utilization Percentage is at its highest level.
“Borrowing Base Properties” shall mean the Oil and Gas Properties of the Credit Parties included in the most recently delivered Reserve Report delivered pursuant to Section 10.13; provided that for the avoidance of doubt, Midstream Assets and Power Assets shall not constitute Borrowing Base Properties.
“Borrowing Base Trigger Event” shall mean (a) the public announcement by Moody’s or S&P that the Borrower’s Credit Rating is either Ba1 or lower from (or is unrated by) Moody’s or BB+ or lower from (or is unrated by) S&P or (b) the Borrower or one of its Restricted Subsidiaries creates, assumes or suffers to exist an Enumerated Lien.
“Borrowing Base Trigger Period” shall mean (a) the first Business Day following a Borrowing Base Trigger Event until the first Business Day on which (i) the Borrower’s Credit Rating is Baa3 with a stable or better outlook, or higher, from Moody’s and is BBB- with a stable or better outlook, or higher, from S&P and (ii) all Enumerated Liens are released; or (b) the period commencing with the date on which the Borrower elects under Section 14.18 to have the Facility governed by a Borrowing Base and ending on any date on which the Borrower has elected to cease to have the Facility governed by a Borrowing Base, provided, that on such date, no Borrowing Base Trigger Event is in effect.
“Borrowing Base Utilization Percentage” means, as of any day, the fraction expressed as a percentage, the numerator of which is the Total Exposure, and the denominator of which is the Borrowing Base in effect on such day.
“Collateral Requirements” shall mean, during a Borrowing Base Trigger Period, the collateral requirements set forth in Section 10.10 and in any other Security Document including without limitation:

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(a)    a pledge by the Credit Parties of (i) 100% of the stock of each Restricted Subsidiary that is a Domestic Subsidiary directly owned thereby and (ii) 66-2/3% of the stock of each Restricted Subsidiary that is a Foreign Subsidiary directly owned thereby; and
(b)    with respect to substantially all other assets of the Credit Parties other than Excluded Property, first priority, perfected liens and security interests on such assets of the Credit Parties; provided that, (i) with respect to the Borrower’s Oil and Gas Properties (other than Excluded Property), the Credit Parties shall be required to deliver and maintain an Acceptable Security Interest on not less than 80% (but shall not be required to deliver and maintain an Acceptable Security Interest on more than 80%) of the PV-9 of the Proved Reserves evaluated in the Reserve Report most recently delivered to the Administrative Agent and (ii) with respect to all other assets other than Excluded Property, the Credit Parties shall not be required to take any action to perfect a lien on any such assets securing the Facilities unless such perfection may be accomplished by (A) the filing of a UCC-1 financing statement in the obligor’s jurisdiction of formation, (B) delivery of certificates representing any pledged equity consisting of certificated securities, in each case, with appropriate endorsements or transfer powers, (C) granting the Administrative Agent control (within the meaning of the Uniform Commercial Code) over any pledged equity consisting of uncertificated securities or (D) granting the Administrative Agent control (within the meaning of the Uniform Commercial Code) over any Deposit Accounts (other than Excluded Deposit Accounts) by entering into a deposit account control agreement with the Administrative Agent and the account bank for such Deposit Account; provided further that such assets may be subject to Liens permitted under Section 11.2; and provided further that no intention to subordinate the first priority Lien of the Administrative Agent and the Secured Parties pursuant to the Security Documents is to be hereby implied or expressed by the permitted existence of such Permitted Liens.
“Consolidated EBITDAX” shall mean, for any period, for the Borrower and its Restricted Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) an amount equal to the provision for federal, state, and local income and franchise taxes payable or to become payable by the Borrower and its Restricted Subsidiaries for such period, (iii) depletion, depreciation, amortization and exploration expense for such period (including all drilling, completion, geological and geophysical costs), (iv) losses from asset Dispositions (excluding Hydrocarbons Disposed of in the ordinary course of business), (v) all other non-cash items reducing such Consolidated Net Income for such period, and (vi) extraordinary or non-recurring losses for such period, and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) federal, state and local income tax credits of the Borrower and its Restricted

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Subsidiaries for such period (ii) gains from asset Dispositions (excluding Hydrocarbons Disposed of in the ordinary course of business), (iii) all other non-cash items increasing Consolidated Net Income for such period, and (iv) extraordinary or non-recurring gains for such period; provided that, with respect to the determination of the Borrower’s compliance with the Financial Performance Covenants set forth in Section 11.11 for any period, Consolidated EBITDAX shall be adjusted to give effect, on a pro forma basis, to any Qualified Acquisition or Qualified Disposition made during such period, as if such acquisition or Disposition had occurred on the first day of such period.
“Consolidated First Lien Secured Debt” shall mean, as of any date of determination, the sum of (a) the Total Exposure of all Lenders on such date, plus (b) without duplication of any amounts included in clause (a), the aggregate principal amount of Consolidated Total Debt of the Borrower and its Restricted Subsidiaries on such date that is secured by a first priority Lien on any asset or Property of the Borrower or any Restricted Subsidiary, minus (c) the aggregate amount of unrestricted cash and Permitted Investments (other than clauses (b) and (i) thereof) included in the cash and cash equivalents accounts listed on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date, not to exceed $50,000,000 (it being understood that such amount shall exclude in any event any cash or cash equivalents identified on such balance sheet as “restricted” (it being further understood that (i) cash or cash equivalents subject to a control agreement in favor of any Person other than the Administrative Agent or any Lender shall be deemed “restricted”, and (ii) cash or cash equivalents restricted in favor of the Administrative Agent or any Lender (excluding cash that is Cash Collateralizing outstanding L/C Obligations under Section 3.8) shall be deemed not “restricted”)).
“Consolidated Interest Charges” shall mean, for any period, for the Borrower and its Restricted Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Borrower and its Restricted Subsidiaries for such period in connection with borrowed money (including capitalized interest for such period) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP and (b) the portion of rent expense of the Borrower and its Restricted Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP; provided, that Consolidated Interest Charges shall not include non-cash interest and amortization of original issue discount on the Permitted Second Lien Indebtedness; provided, further, that Consolidated Interest Charges shall include payment in kind interest.
“Consolidated Total Debt” shall mean, as of any date of determination, (a) all Indebtedness of the types described in clauses (a) and (b) (other than intercompany Indebtedness owing to the Borrower or any Restricted Subsidiary), clause (d) (but, in the case of clause (d), only to the extent of any unreimbursed drawings

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under any letter of credit that has not been cash collateralized) and clauses (e) through (i) (but, in the case of clause (i) only to the extent of Guarantee Obligations with respect to Indebtedness otherwise included in this definition) of the definition thereof, in each case actually owing by the Borrower and the Restricted Subsidiaries on such date and to the extent appearing on the balance sheet of the Borrower determined on a consolidated basis in accordance with GAAP minus (b) the aggregate amount of unrestricted cash and Permitted Investments (other than clauses (b) and (i) thereof) included in the cash and cash equivalents accounts listed on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date, not to exceed $50,000,000 (it being understood that such amount shall exclude in any event any cash or cash equivalents identified on such balance sheet as “restricted” (it being understood that (i) cash or cash equivalents subject to a control agreement in favor of any Person other than the Administrative Agent or any Lender shall be deemed “restricted”, and (ii) cash or cash equivalents restricted in favor of the Administrative Agent or any Lender (excluding cash that is Cash Collateralizing outstanding L/C Obligations under Section 3.8) shall be deemed not “restricted”)).
“Enumerated Liens” shall mean, at any time of determination, any Lien that is incurred under Section 11.2(e) (but only with respect to Liens permitted by Section 11.2(f)) or Sections 11.2(f), (g), (h), (w), (y), or (z); provided that if at such time such Lien could otherwise be incurred under Section 11.2, such Lien shall not be deemed to be an Enumerated Lien at such time.
“Excluded Deposit Account” shall mean Deposit Accounts the balance of which consists exclusively of (a) withheld income taxes and federal, state or local employment taxes required to be paid to the Internal Revenue Service or state or local government agencies with respect to employees of the Borrower or any Subsidiary, (b) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3 102 on behalf of or for the benefit of employees of the Borrower or any Subsidiary and (c) amounts set aside for payroll and the payment of accrued employee benefits, medical, dental and employee benefits claims to employees of the Borrower or any Subsidiary.
“Excluded Property” shall mean (a) all Excluded Stock, (b) any property to the extent the grant or maintenance of a Lien on such property (i) is prohibited by applicable law, (ii) could reasonably be expected to result in material adverse tax consequences to the Borrower or any Subsidiary of the Borrower, (iii) requires a consent not obtained of any Governmental Authority pursuant to applicable law or (iv) is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property, except to the extent that such term in such contract, license, agreement, instrument or other document or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under

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applicable law (including without limitation, pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the New York UCC), (c) motor vehicles and other assets subject to certificates of title, (d) trust accounts, payroll accounts, zero balance accounts and escrow accounts, in each case for so long as they remain such type of account, (e) all real property not constituting Borrowing Base Properties, (f) all Midstream Assets and Power Assets and (g) any property as to which the Administrative Agent and the Borrowers agree in writing that the costs of obtaining a security interest in, or Lien on, such property, or perfection thereof, are excessive in relation to the value to the Secured Parties of the security interest afforded thereby.
“First Lien Senior Secured Leverage Ratio” shall mean as of the last day of each fiscal quarter of the Borrower, the ratio of (a) Consolidated First Lien Secured Debt as of such date to (b) Consolidated EBITDAX for the Test Period ending on such date (after giving pro forma effect to any transactions contemplated in such period as set forth in the definition of “Consolidated EBITDAX”).
“First Scheduled Redetermination Date” shall mean January 15, 2016.
“Interest Expense Ratio” shall mean, as of the last day of each fiscal quarter of the Borrower, the ratio of (a) Consolidated EBITDAX for the Test Period ending on such date (after giving pro forma effect to any transactions completed in such period as set forth the definition of “Consolidated EBITDAX”) to (b) Consolidated Interest Charges for the Test Period ending on such date.
“ISP” shall mean, with respect to any standby Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).
“Leverage Ratio” shall mean, as of the last day of each fiscal quarter of the Borrower, the ratio of (a) Consolidated Total Debt as of such date to (b) Consolidated EBITDAX for the Test Period ending on such date (after giving pro forma effect to any transactions completed in such period as set forth in the definition of “Consolidated EBITDAX”).
“Liquidity” shall mean, as of any date of determination, the positive difference, if any, between (a) the sum of (i) the Available Revolving Commitment and (ii) the aggregate amount of unrestricted cash and cash equivalents of the Borrower and its Restricted Subsidiaries as set forth on the most recent consolidated balance sheet of the Borrower and its Restricted Subsidiaries (it being understood that (1) cash or cash equivalents subject to a control agreement in favor of any Person other than the Administrative Agent or any Lender shall be deemed “restricted” (except calculating the Consolidated Cash Balance for purposes of Section 5.2(d), in which case such cash or cash equivalents shall be deemed not “restricted”) and (2) cash or cash equivalents upon which a Lien in favor of the Administrative Agent or any Lender has been granted (excluding cash that is Cash Collateralizing outstanding L/C Obligations under Section 3.8) shall be deemed

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not “restricted”) (the amount in this clause (ii), the “Consolidated Cash Balance”) and (b) the amount, if any, of the Borrowing Base Deficiency existing on such date of determination.
“Midstream Assets” shall mean all tangible and intangible property used in (a) gathering, compressing, treating, processing and transporting Hydrocarbons, water or steam; (b) fractionating and transporting Hydrocarbons, water or steam; and (c) marketing Hydrocarbons, water or steam; including, without limitation, gathering lines and gathering systems, pipelines and pipeline systems, storage facilities, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, gas processing plants, and any other gathering, transportation, compression, storage, processing, treating, dehydration, fractionation, generation, disposal or other similar assets related to the handling of Hydrocarbons, water or steam, and together with surface leases, rights-of-way, easements and servitudes related to each of the foregoing.
“Net Cash Proceeds” shall mean (a) with respect to any Disposition, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) selling expenses (including reasonable broker’s fees or commissions, legal, accounting and investment banking fees and expenses, title insurance premiums, survey costs, transfer and similar taxes and the Borrower’s good faith estimate of income taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Disposition (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (iii) amounts paid in respect of the termination of Hedge Agreements in respect of notional volumes or amounts corresponding to the property subject of such Disposition or any Indebtedness being repaid under clause (iv) and (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness permitted hereunder that is secured by a Lien permitted hereunder (other than any Lien pursuant to a Security Document) on the asset disposed of in such Disposition and required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset); and (b) with respect to any issuance or incurrence of Indebtedness, the cash proceeds thereof, net of all taxes and attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, commissions and brokerage, consultant and other customary fees and charges actually incurred in connection with such issuance.
“Permitted Refinancing Indebtedness” shall mean, with respect to any Indebtedness (the “Refinanced Indebtedness”), any Indebtedness issued or incurred in exchange for, or the net proceeds of which are used to modify, extend, refinance, renew, replace or refund (collectively to “Refinance” or a “Refinancing” or “Refinanced”), such Refinanced Indebtedness (or previous

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refinancing thereof constituting Permitted Refinancing Indebtedness); provided that (A) the principal amount (or accreted value, if applicable) of any such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness outstanding immediately prior to such Refinancing except by an amount equal to the unpaid accrued interest and premium thereon plus other amounts paid and fees and expenses incurred in connection with such Refinancing plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder, (B) if the Indebtedness being Refinanced is Indebtedness permitted by Section 11.1(h) or 11.1(i), the direct and contingent obligors with respect to such Permitted Refinancing Indebtedness are not changed (except that a Credit Party may be added as an additional obligor), (C) other than with respect to a Refinancing in respect of Indebtedness permitted pursuant to Section 11.1(g), such Permitted Refinancing Indebtedness shall have a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Refinanced Indebtedness (calculated at the time such Permitted Refinancing Indebtedness is incurred), (D) if the Indebtedness being Refinanced is Indebtedness permitted by Section 11.1(h) or 11.1(i), terms and conditions of any such Permitted Refinancing Indebtedness, taken as a whole, are not materially less favorable to the Lenders than the terms and conditions of the Refinanced Indebtedness being Refinanced (including, if applicable, as to collateral priority and subordination, but excluding as to interest rates, fees, floors, funding discounts and redemption or prepayment premiums); provided that a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence or issuance of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement and (E) if the Indebtedness being Refinanced is Indebtedness permitted by Section 11.1(z), the terms and conditions of such Permitted Refinancing Indebtedness meet the requirements of clauses (i), (ii), (iii) and (iv) of the definition of “Permitted Second Lien Indebtedness” if such Permitted Refinancing Indebtedness is secured by any Property of the Borrower or its Restricted Subsidiaries.
“Permitted Second Lien Indebtedness” shall mean Indebtedness of the Borrower and its Subsidiaries that is secured by a second priority Lien on any asset or Property of the Borrower or any Restricted Subsidiary; provided, that such Indebtedness (i) is subject to an intercreditor agreement in the form of Exhibit J, (ii) has a maturity date that is not earlier than 91 days after the Maturity Date (determined at the time of issuance or incurrence), (iii) is issued at market terms, as certified by an Authorized Officer of the Borrower in good faith and (iv) may not be mandatorily prepaid prior the repayment of the Term Loans (except

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regularly scheduled amortization payments not to exceed 1% annually of the original principal amount of such Indebtedness); provided, further, that the terms and documentation of such Indebtedness shall be (A) reasonably satisfactory to the Administrative Agent or (B) either (x) not materially more restrictive, taken as a whole, to the Borrower and its Restricted Subsidiaries, than the Credit Documents (or if materially more restrictive, the Lenders receive the benefit of the more restrictive terms which, for the avoidance of doubt, may be provided to the Lenders without consent) or (y) if more restrictive, then such more restrictive terms are only applicable after the Maturity Date, in each case, as certified by an Authorized Officer of the Borrower in good faith.
“Power Assets” shall mean all tangible and intangible property used in connection with the ownership and operation of electric power and cogeneration facilities, including, without limitation, related transmission lines and gas lines.
“PV-9” shall mean, with respect to any Proved Reserves expected to be produced from any Borrowing Base Properties, the net present value, discounted at 9% per annum, of the future net revenues expected to accrue to the Credit Parties’ collective interests in such reserves during the remaining expected economic lives of such reserves, calculated using the Bank Price Deck (provided to the Borrower by the Administrative Agent pursuant to Section 2.14(j)) and, solely with respect to Section 2.14(k), the Strip Price. The PV-9 attributable to Proved Non-Producing Reserves and Proved Undeveloped Reserves (in the aggregate) shall not exceed 35% of aggregate PV-9. The PV-9 shall be adjusted to give effect to the Hedge Agreements (or term physical sales contracts) permitted by this Agreement as in effect on the date of such determination.
“Reserve Report” shall mean any report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each December 31st (or another date in the event of certain Interim Redeterminations or establishing the Borrowing Base after a Borrowing Base Trigger Event) the Proved Reserves and the Proved Developed Reserves attributable to the Borrowing Base Properties of the Borrower and the Credit Parties, together with a projection of the rate of production and future net income, taxes, operating expenses and Capital Expenditures with respect thereto as of such date, based upon the most recent Bank Price Deck provided to the Borrower by the Administrative Agent pursuant to Section 2.14(j) and, solely with respect to Section 2.14(k), the Strip Price; provided that in connection with any Interim Redeterminations of the Borrowing Base pursuant to the last sentence of Section 2.14(b), (i.e., as a result of the Borrower having acquired Oil and Gas Properties with Proved Reserves that are to be Borrowing Base Properties having a PV-9 (calculated at the time of acquisition) in excess of 10% of the Borrowing Base in effect immediately prior to such acquisition), the Borrower shall be required, for purposes of updating the Reserve Report, to set forth only such additional Proved Reserves and related information as are the subject of such acquisition.

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“Second Amendment” shall mean that certain Second Amendment to Credit Agreement, dated as of November 2, 2015, between the Borrower, the Administrative Agent and the Lenders party thereto.
“Second Amendment Effective Date” shall mean the Effective Date as defined in the Second Amendment.
“UCP” shall mean, with respect to any commercial or standby Letter of Credit, the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).
(b)    Clause (m) of the definition of “Permitted Liens” is hereby amended and restated in its entirety to read as follows:
(m)    Liens which arise in the ordinary course of business under operating agreements (including preferential purchase rights, consents to assignment and other restraints on alienation), joint operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, farm-in agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty and royalty agreements, reversionary interests, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements that are usual and customary in the oil and gas business and are for claims which are not delinquent or that are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established to the extent required by and in accordance with GAAP; and to the extent the same constitute Liens, Liens on Oil and Gas Properties that arise pursuant to usual and customary dedications of Hydrocarbon production from specified Oil and Gas Properties in favor of a joint venture providing midstream services in connection with the obligation to deliver such Hydrocarbons, if and when produced, for transportation or processing by such joint venture, in each case so long as such Liens do not secure any monetary obligation; provided that any such Lien referred to in this clause does not in the aggregate have a Material Adverse Effect;
(c)    The following defined terms are hereby deleted in their entirety: “Existing Financial Covenants”, “Interim Covenant Period” and “Regular Covenant Period”.
2.2    Amendment to Section 2.14(e). Section 2.14(e) of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

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For the avoidance of doubt, no adjustment shall be made to the Borrowing Base in connection with a Disposition of Oil and Gas Properties that are not Borrowing Base Properties (including, for the avoidance of doubt, Midstream Assets and Power Assets).
2.3    Amendment to Section 2.14(f). The first parenthetical in Section 2.14(f) of the Credit Agreement is hereby amended in its entirety to read as follows:
(other than (i) Indebtedness constituting Permitted Refinancing Indebtedness up to the original principal amount of the refinanced Indebtedness and (ii) Permitted Second Lien Indebtedness incurred to refinance the Term Loans or the Senior Notes, up to the original principal amount of the refinanced Term Loans or Senior Notes, as applicable).
2.4    Amendment to Section 2.14(k). Section 2.14(k) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(k)    Revolving Facility Termination. If (i) the Revolving Facility has terminated, (ii) a Borrowing Base Trigger Period is continuing, and (iii) JPMorgan Chase Bank, N.A. is no longer the Administrative Agent hereunder, the Borrowing Base will be equal to the amount of (1) 65% of the PV-9 of the Proved Developed Producing Reserves described in the most recent Reserve Report delivered to the Administrative Agent, based on the Strip Price, plus (2) 35% of the PV-9 of Proved Non-Producing Reserves described in such Reserve Report, based on the Strip Price, plus (3) 25% of the PV-9 of Proved Undeveloped Reserves described in such Reserve Report, based on the Strip Price, plus or minus (4) 65% of the PV-9 of the future receipts expected to be paid to or by the Borrower and its restricted subsidiaries under commodity Hedge Agreements or term physical sales contracts (other than basis differential commodity swap agreements), netted against the Strip Price, plus or minus (5) 65% of the PV-9 of the future receipts expected to be paid to or by the Borrower and its Restricted Subsidiaries under basis differential commodity Hedge Agreements, in each case for the Borrower and its Restricted Subsidiaries.
2.5    Amendment to Section 3.3(c). Section 3.3(c) of the Credit Agreement is hereby amended in its entirety to read as follows:
(c)    In the event that the Letter of Credit Issuer makes any payment under any Letter of Credit issued by it and the Borrower shall not have repaid such amount in full to the respective Letter of Credit Issuer pursuant to Section 3.4(a), or if any reimbursement payment is required to be refunded to the Borrower, the Letter of Credit Issuer shall promptly notify the Administrative Agent and each L/C Participant of such failure, and each such L/C Participant shall promptly and unconditionally pay to the Administrative Agent for the account of the Letter of Credit Issuer, the amount of such L/C Participant’s Revolving Commitment

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Percentage of such unreimbursed payment in Dollars and in immediately available funds; provided, however, that the foregoing shall not be construed to excuse the Letter of Credit Issuer for any liability to the Borrower arising from any wrongful payment made by the Letter of Credit Issuer under any such Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer (as determined in a final and non-appealable judgment by a court of competent jurisdiction). Each L/C Participant shall make available to the Administrative Agent for the account of the Letter of Credit Issuer such L/C Participant’s Revolving Commitment Percentage of the amount of such payment no later than 1:00 p.m. (New York City time) on the first Business Day after the date notified by the Letter of Credit Issuer in immediately available funds. If and to the extent such L/C Participant shall not have so made its Revolving Commitment Percentage of the amount of such payment available to the Administrative Agent for the account of the Letter of Credit Issuer, such L/C Participant agrees to pay to the Administrative Agent for the account of the Letter of Credit Issuer, forthwith on demand, such amount, together with interest thereon for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Letter of Credit Issuer at a rate per annum equal to the Overnight Rate from time to time then in effect, plus any administrative, processing or similar fees customarily charged by the Letter of Credit Issuer in connection with the foregoing. The failure of any L/C Participant to make available to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Commitment Percentage of any payment under any Letter of Credit shall not relieve any other L/C Participant of its obligation hereunder to make available to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Commitment Percentage of any payment under such Letter of Credit on the date required, as specified above, but no L/C Participant shall be responsible for the failure of any other L/C Participant to make available to the Administrative Agent such other L/C Participant’s Revolving Commitment Percentage of any such payment
2.6    Amendment to Section 3.3(e). The paragraph appearing immediately after Section 3.3(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
provided, however, that the foregoing shall not be construed to excuse the Letter of Credit Issuer for any liability to the Borrower arising from any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer (as determined in a final and non-appealable judgment by a court of competent jurisdiction).
2.7    Amendment to Section 3.4(b). Section 3.4(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

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(b)     The obligations of the Borrower under this Section 3.4 to reimburse the Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment that the Borrower or any other Person may have or have had against the Letter of Credit Issuer, the Administrative Agent or any Lender (including in its capacity as an L/C Participant), including any defense based upon the failure of any drawing under a Letter of Credit (each a “Drawing”) to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Drawing; provided that the foregoing shall not be construed to excuse the Letter of Credit Issuer for any liability to the Borrower for wrongful payment made by the Letter of Credit Issuer under the Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer (as determined in a final and non-appealable judgment by a court of competent jurisdiction).
2.8    Amendment to Section 3.9. Section 3.9 of the Credit Agreement is hereby amended in its entirety to read as follows:
3.9 Applicability of ISP and UCP. Unless otherwise expressly agreed by the Letter of Credit Issuer and the Borrower when a Letter of Credit is issued, (a) the rules of the ISP shall apply to each standby Letter of Credit and (b) the rules of the UCP, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Letter of Credit and, on an exception basis to a standby Letter of Credit, as may be required by local law or statute.
2.9    Amendment to Section 5.2. Section 5.2 of the Credit Agreement is hereby amended by (a) deleting Subsection 5.2(d) in its entirety and adding the following as new Subsection 5.2(d); (b) adding the following new Subsection 5.2(e) after the current Subsection 5.2(d) and (c) renumbering the current Subsections 5.2(e) (together with the paragraph appearing immediately thereafter) and 5.2(f) as, respectively, Subsections 5.2(f) and 5.2(g):
(d)     Application of Excess Cash. If, as of any date of determination, the Consolidated Cash Balance exceeds $250,000,000, the Borrower shall on the next Business Day prepay (i) any then-outstanding Swingline Loans and (ii) after all Swingline Loans have been paid in full, any then-outstanding Revolving Loans, in an aggregate principal amount equal to the lesser of (A) such excess and (B) the sum of the then-outstanding Swingline Loans plus Revolving Loans.
(e)     Repayment of Loans Following Disposition of Non-Borrowing Base Properties. If the Borrower or any one of the other Credit Parties Disposes of Oil and Gas Properties or Disposes of any Stock or Stock Equivalents in any Restricted Subsidiary owning Oil and Gas Properties, and such Disposition does not involve Borrowing Base Properties, the Borrower

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shall, on the next Business Day, prepay the Term Loans in an aggregate principal amount equal to the lesser of (A) 50% of the Net Cash Proceeds obtained from such Disposition and (B) the sum of the then-outstanding Term Loans.
2.10    Amendment to Section 5.4(i). Section 5.4(i) of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:
For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of the Second Amendment, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
2.11    Amendment to Section 10.10(d). The last sentence of Section 10.10(d) is hereby amended in its entirety to read as follows:
Notwithstanding the foregoing, Borrower will not be required to take any action to perfect a Lien on any of its or the Subsidiaries’ personal property unless perfection may be accomplished by (A) the filing of a Uniform Commercial Code financing statement in Borrower’s or a Subsidiary’s respective jurisdiction of formation or in the case of as-extracted collateral and goods that are or are to become fixtures or collateral in connection with a Mortgage, the filing of a financing statement filed as a fixture filing or as a financing statement covering such property in the county in which such collateral or fixtures are located, (B) delivery of certificates representing pledged Stock or Stock Equivalents consisting of certificated securities together with appropriate endorsements or transfer powers, (C) granting the Administrative Agent “control” (within the meaning of the relevant Uniform Commercial Code) over any pledged Stock or Stock Equivalents consisting of uncertificated securities and (D) granting the Administrative Agent “control” (within the meaning of the relevant Uniform Commercial Code) over any Deposit Accounts (other than Excluded Deposit Accounts) by entering into a deposit account control agreement with the Administrative Agent and the account bank for such Deposit Account.
2.12    Amendment to Section 10.13(b). Section 10.13(b) of the Credit Agreement is hereby amended in its entirety to read as follows:
(b) Upon a Borrowing Base Trigger Event or in the event of an Interim Redetermination, the Borrower shall furnish to the Administrative Agent a Reserve Report prepared by one or more Approved Petroleum Engineers or by or under the supervision of the chief engineer of the Borrower or by the Borrower. For any Interim Redetermination pursuant to Section 2.14(b) or any determination of the Borrowing Base upon a Borrowing Base Trigger Event pursuant to Section 2.14(l), the Borrower shall provide such Reserve Report as soon as possible, but in any event (i) no later than ninety (90) days following the receipt of such a request occurring on or prior

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to December 31, 2015 and (ii) no later than sixty (60) days following the receipt of such a request occurring after December 31, 2015, in each case with an “as of” date as of the most recent month ending prior to the request; provided that the Reserve Report delivered in connection with the Borrowing Base Trigger Event occurring immediately prior to the Second Amendment shall have an “as of” date of October 1, 2015.
2.13    Amendments to Section 11.1. Section 11.1 of the Credit Agreement is hereby amended by adding the word “and” to the end of subclause (y), deleting the period at the end of subclause (y), amending and restating subclause (x) as set forth below and adding the following as subclause (z):
(x)    during a Borrowing Base Trigger Period, other Indebtedness so long as (i) the aggregate principal amount of such Indebtedness at the time of the incurrence thereof and after giving pro forma effect thereto and the use of proceeds thereof, does not exceed the greater of $200,000,000 and 1.50% of Consolidated Total Assets (measured, in each case, as of the date such Indebtedness is incurred based upon the financial statements most recently available prior to such date) and (ii) after giving pro forma effect thereto, the Borrower is in pro forma compliance with the Financial Performance Covenants set forth in Section 11.11;
(z)    Permitted Second Lien Indebtedness and any Permitted Refinancing Indebtedness issued or incurred to refinance such Indebtedness not to exceed, at any time, $2,250,000,000; provided that as of the time of the issuance or incurrence thereof and after giving pro forma effect thereto and to the use of proceeds thereof, (i) no Event of Default has occurred and is continuing, (ii) the Borrower is in pro forma compliance with the Financial Performance Covenants set forth in Section 11.11 and (iii) the proceeds thereof are issued or incurred to prepay, repurchase, redeem or defease (A) the Term Loans simultaneously with the issuance or incurrence of such Indebtedness or (B) the Senior Notes or Permitted Additional Debt, so long as, with respect to this clause (B), (I) Liquidity is equal to $750,000,000 or greater and (II) the aggregate increase in the Consolidated Interest Charges resulting from transactions consummated pursuant to this clause (B) from the Second Amendment Effective Date to the date of such issuance or incurrence does not exceed $34,000,000.
2.14    Amendment to Section 11.2.
(a)    Section 11.2 of the Credit Agreement is hereby amended by adding the words “during a Borrowing Base Trigger Period,” (i) to clause (e) thereof immediately before the first instance of the phrase “(f)” and (ii) at the beginning of clause (h) thereof.
(b)    Section 11.2 of the Credit Agreement is hereby amended by deleting the existing subclause (y) and adding the following as new subclause (y) and subclause (z):

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(y)     during a Borrowing Base Trigger Period, Liens securing Indebtedness issued or incurred under Section 11.1(z); provided that such Liens are subordinated to the Liens securing the Obligations pursuant to an intercreditor agreement in the form of Exhibit J; and
(z)     during a Borrowing Base Trigger Period, additional Liens on property not constituting Borrowing Base Properties, so long as (i) the aggregate principal amount of the obligations secured thereby at the time of the incurrence thereof and after giving pro forma effect thereto and the use of proceeds thereof, does not exceed the greater of $200,000,000 and 1.50% of Consolidated Total Assets (measured, in each case, as of the date such Lien or the obligations secured is incurred based upon the financial statements most recently available prior to such date) and (ii) after giving pro forma effect thereto the Borrower is in pro forma compliance with the Financial Performance Covenants set forth in Section 11.11(measured based on the financial statements most recently delivered prior to such date).
2.15    Amendment to Section 11.6(h). Section 11.6(h) of the Credit Agreement is hereby amended in its entirety to read as follows:
(h)     during any Borrowing Base Trigger Period, if, after giving pro forma effect thereto, (i) no Event of Default shall have occurred and be continuing, and (ii) Available Revolving Commitment is not less than 10% of the then effective Revolving Loan Limit (on a pro forma basis after giving effect to such Restricted Payment), the Borrower may make, declare and pay additional Restricted Payments in an aggregate amount not to exceed $20,000,000 per calendar year, in cash or otherwise to the holders of its Stock and Stock Equivalents; provided, that, in the case of any Restricted Payment in the form of assets other than cash, no such Restricted Payment shall be made if a Borrowing Base Deficiency would result from an adjustment to the Borrowing Base resulting from such Restricted Payment (unless the Borrower shall have cash on hand sufficient to eliminate any such potential Borrowing Base Deficiency);
2.16    Amendment to Section 11.7(a). Section 11.7(a) of the Credit Agreement is hereby amended in its entirety to read as follows:
(a)    The Borrower will not, and will not permit any Restricted Subsidiary to, optionally prepay, repurchase or redeem or otherwise defease the Senior Notes, any Permitted Second Lien Indebtedness or any Permitted Additional Debt (it being understood that payments of regularly scheduled cash interest in respect of, and payment of principal on the scheduled maturity date of, the Senior Notes, Permitted Second Lien Indebtedness (only to the extent permitted under the definition thereof) or Permitted Additional Debt shall be permitted); provided, that:

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(i) the Borrower or any Subsidiary may optionally prepay, repurchase, redeem or defease the Senior Notes or any Permitted Additional Debt in an amount not to exceed the sum of (a) $150,000,000, plus (b) the amount equal to 50% of the Net Cash Proceeds obtained from any Disposition pursuant to Section 11.4(a)(xiii); so long as (A) the principal amount of such Senior Notes or Permitted Additional Debt is prepaid, repurchased, redeemed or defeased at a discount of 30% or greater (calculated for each prepayment, repurchase, redemption or defeasance on a weighted average basis giving effect (in addition to the discount in such prepayment, repurchase, redemption or defeasance) to any prior discount in prepayments, repurchases, redemptions or defeasances that have occurred from the first day of the calendar quarter in which such prepayment, repurchase, redemption or defeasance is consummated to the date such prepayment, repurchase, redemption or defeasance is consummated) and (B) after giving pro forma effect to such prepayment, repurchase, redemption or defeasance, (1) Liquidity is equal to $750,000,000 or greater, (2) no Event of Default has occurred and is continuing and (3) after giving pro forma effect to such prepayment, repurchase, redemption or defeasance, the Borrower is in pro forma compliance with the Financial Performance Covenants set forth in Section 11.11;
(ii) the Borrower or any Subsidiary may (A) optionally prepay, repurchase, redeem or defease the Senior Notes or any Permitted Additional Debt with the Net Cash Proceeds of Permitted Second Lien Indebtedness in an amount not to exceed the positive difference (if any) between (1) the aggregate amount of Net Cash Proceeds of Permitted Second Lien Indebtedness issued at any time after the Second Amendment Effective Date to the date of such prepayment, repurchase, redemption or defeasance and (2) the aggregate amount of the Net Cash Proceeds used to prepay, repurchase, redeem or defease such Senior Notes or Permitted Additional Debt pursuant to this Section 11.7(a)(ii) during such period, (B) exchange the Senior Notes or any Permitted Additional Debt for Permitted Second Lien Indebtedness issued in connection with such exchange or (C) exchange the Senior Notes or any Permitted Additional Debt for Permitted Second Lien Indebtedness issued in connection with such exchange and Net Cash Proceeds of Permitted Second Lien Indebtedness (in the case of such Net Cash Proceeds not to exceed the amount specified in clause (A) above); provided that, in each case after giving pro forma effect to such prepayment, repurchase, redemption, defeasance or exchange (1) Liquidity is equal to $750,000,000 or greater, (2) no Event of Default has occurred and is continuing, (3) the aggregate increase in the Consolidated Interest Charges resulting from transactions consummated pursuant to this Section 11.7(a)(ii) (including such prepayment, repurchase, redemption, defeasance or exchange) from the Second Amendment Effective Date to the date of such prepayment, repurchase, redemption, defeasance or

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exchange does not exceed $34,000,000 and (4) after giving pro forma effect to such prepayment, repurchase, redemption or defeasance, the Borrower is in pro forma compliance with the Financial Performance Covenants set forth in Section 11.11;
2.17    Amendment to Section 11.11. Section 11.11 of the Credit Agreement is hereby amended in its entirety to read as follows:
Section 11.11    Financial Performance Covenants.

(a)	Leverage Ratio.

(A)
During a Borrowing Base Trigger Period, the Borrower will not permit the First Lien Senior Secured Leverage Ratio as of the last day of each fiscal quarter of the Borrower to be greater than 2.25 to 1:00.

(B)	During an Investment Grade Period, the Borrower will not permit the Leverage Ratio as of the last day of each fiscal quarter of the Borrower to be greater than 4.50 to 1.00.

(b)	Interest Expense Ratio.

(A)	During a Borrowing Base Trigger Period, the Borrower will not permit the Interest Expense Ratio as of the last day of each fiscal quarter of the Borrower to be less than 2.00 to 1.00.

(B)	During an Investment Grade Period, the Borrower will not permit the Interest Expense Ratio as of the last day of each fiscal quarter of the Borrower to be less than 2.50 to 1.00.

(c)
Asset Coverage Ratio. As of the last day of each fiscal quarter of the Borrower (other than during a Borrowing Base Trigger Period when a Borrowing Base has been established), the Borrower will not permit the Asset Coverage Ratio to be less than the ratio applicable to such fiscal quarter set forth below:

Fiscal Quarter Ending	Asset Coverage Ratio
March 31, 2015 through December 31, 2016	1.05 to 1.00
Thereafter	1.50 to 1.00

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2.18    Amendment to Section 13.12. Section 13.12 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
13.12    Security Documents and Guarantee. Each Secured Party hereby further authorizes the Administrative Agent, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Collateral and the Security Documents. Subject to Section 14.1, without further written consent or authorization from any Secured Party, the Administrative Agent may (a) execute any documents or instruments necessary in connection with a Disposition of assets permitted by this Agreement, (b) release any Lien encumbering any item of Collateral that is the subject of such Disposition of assets or with respect to which Majority Lenders (or such other Lenders as may be required to give such consent under Section 14.1) have otherwise consented, (c) release any Guarantor from the Guarantee with respect to which Majority Lenders (or such other Lenders as may be required to give such consent under Section 14.1) have otherwise consented or (d) enter into an intercreditor agreement in the form of Exhibit J.
2.19    Amendments to Schedules. Schedule 14.2 of the Credit Agreement is hereby amended by deleting such Schedule in its entirety and replacing it with Schedule 14.2 attached hereto.
2.20    Amendments to Exhibits. The attached Exhibit J is hereby added to the Credit Agreement as Exhibit J.
Section 3.    Borrowing Base. On the Effective Date, the Borrowing Base shall be equal to $3,000,000,000, which Borrowing Base shall remain in effect until the First Scheduled Redetermination Date, the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under Section 2.14(e), Section 2.14(f), Section 2.14(g) or Section 2.14(l) of the Credit Agreement, whichever occurs first. This Section 3 constitutes (a) notice of the redetermined Borrowing Base in accordance with Section 2.14(d) of the Credit Agreement and (b) acknowledgement by the Required Revolving Lenders that they have approved the redetermined Borrowing Base consistent with each such Lender’s usual and customary oil and gas lending criteria as they currently exist as provided in Section 2.14(c)(iii) of the Credit Agreement.
Section 4.    Effectiveness.
4.1    This Amendment shall become effective on the first date on which each of the conditions set forth in this Section 4.1 is satisfied (the “Effective Date”):
(a)    The Administrative Agent shall have received duly executed counterparts (in such number as may be requested by the Administrative Agent) of this Amendment from the Borrower, each Guarantor, the Majority Lenders and the Required Revolving Lenders.

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(b)    The Borrower shall have paid all fees and other amounts due and payable on or prior to the Effective Date to the extent invoiced, including all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.
(c)    No Default or Event of Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Amendment.
Section 5.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 6.    Miscellaneous.
6.1    (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each other Credit Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or otherwise modified by this Amendment; (b) the execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any default of the Borrower or any right, power or remedy of the Administrative Agent or the Lenders under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents; (c) this Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart; and (d) delivery of an executed counterpart of a signature page to this Amendment by telecopier or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.
6.2    Neither the execution by the Administrative Agent or the Lenders of this Amendment, nor any other act or omission by the Administrative Agent or the Lenders or their officers in connection herewith, shall be deemed a waiver by the Administrative Agent or the Lenders of any defaults which may exist or which may occur in the future under the Credit Agreement and/or the other Credit Documents, or any future defaults of the same provision waived hereunder (collectively “Violations”). Similarly, nothing contained in this Amendment shall directly or indirectly in any way whatsoever either: (a) impair, prejudice or otherwise adversely affect the Administrative Agent’s or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Credit Documents with respect to any Violations; (b) amend or alter any provision of the Credit Agreement, the other Credit Documents, or any other contract or instrument; or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Credit Documents, or any other contract or instrument. Nothing in this letter shall be construed to be a consent by the Administrative Agent or the Lenders to any Violations.
6.3    The Borrower and each Guarantor hereby (a) acknowledges the terms of this Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Credit Document to which it is a party and agrees that each Credit Document to which it is a party remains in full force and effect, except as expressly amended or modified hereby; and (c) represents and warrants to the Lenders that as of the Effective Date, after

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giving effect to the terms of this Amendment: (i) all of the representations and warranties contained in each Credit Document to which it is a party are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct) as of such specified earlier date, and (ii) no Default or Event of Default has occurred and is continuing.
6.4    This Amendment is a Credit Document as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Credit Documents shall apply hereto.
6.5     THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS, INCLUDING THIS AMENDMENT, EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers thereunto duly authorized as of the date first above written.

BORROWER:	CALIFORNIA RESOURCES CORPORATION

By: /s/ Marshall D. Smith
Name: Marshall D. Smith
Title: Senior Executive Vice President and Chief Financial Officer

Signature Page
CALIFORNIA RESOURCES CORPORATION – Second Amendment
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GUARANTORS:	CALIFORNIA HEAVY OIL, INC.
CALIFORNIA RESOURCES PETROLEUM COPORATION
CALIFORNIA RESOURCES PRODUCTION CORPORATION
SOUTHERN SAN JOAQUIN PRODUCTION, INC.
THUMS LONG BEACH COMPANY
CALIFORNIA RESOURCES WILMINGTON, LLC
CALIFORNIA RESOURCES ELK HILLS, LLC
CRC SERVICES, LLC
SOCAL HOLDING, LLC
CRC CONSTRUCTION SERVICES, LLC

By: /s/ Michael L. Preston
Name: Michael L. Preston
Title: Executive Vice President, General Counsel and Corporate Secretary

CRC MARKETING, INC.

By: /s/ D. Adam Smith
Name: D. Adam Smith
Title: Assistant Secretary

TIDELANDS OIL PRODUCTION COMPANY

By: /s/ Michael L. Preston
Name: Michael L. Preston
Title: Executive Vice President, General Counsel and Corporate Secretary of California Resources Tidelands, Inc., Its Managing Partner

CALIFORNIA RESOURCES LONG BEACH, INC.
CALIFORNIA RESOURCES TIDELANDS, INC.

By: /s/ Michael L. Preston
Name: Michael L. Preston
Title: Vice President, General Counsel and Corporate Secretary

Signature Page
CALIFORNIA RESOURCES CORPORATION – Second Amendment
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ELK HILLS POWER, LLC

By: /s/ Micky Nelson
Name: Micky Nelson
Title: Vice President

Signature Page
CALIFORNIA RESOURCES CORPORATION – Second Amendment
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JPMORGAN CHASE BANK, N.A., as Administrative Agent, Letter of Credit Issuer, Swingline Lender, Revolving Lender and Term Loan Lender

By: /s/ Dave Katz
Name: Dave Katz
Title: Executive Director

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CALIFORNIA RESOURCES CORPORATION – Second Amendment
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BANK OF AMERICA, N.A., as Syndication Agent, Letter of Credit Issuer, Swingline Lender, Revolving Lender and Term Loan Lender

By: /s/ Bryan Heller
Name: Bryan Heller
Title: Director

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CALIFORNIA RESOURCES CORPORATION – Second Amendment
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CITIBANK, N.A., as Letter of Credit Issuer, Revolving Lender and Term Loan Lender

By: /s/ Phil Ballard
Name: Phil Ballard
Title: Managing Director

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CALIFORNIA RESOURCES CORPORATION – Second Amendment
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WELLS FARGO BANK, NATIONAL ASSOCIATION, as Letter of Credit Issuer, Revolving Lender and Term Loan Lender

By: /s/ Michael A. Tribolet
Name: Michael A. Tribolet
Title: Managing Director

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THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Revolving Lender and Term Loan Lender

By: /s/ Stephen W. Warfel
Name: Stephen W. Warfel
Title: Managing Director

Signature Page
CALIFORNIA RESOURCES CORPORATION – Second Amendment
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U.S. BANK NATIONAL ASSOCIATION, as Revolving Lender and Term Loan Lender

By: /s/ Elizabeth C. Hengeveld
Name: Elizabeth C. Hengeveld
Title: Senior Vice President

Signature Page
CALIFORNIA RESOURCES CORPORATION – Second Amendment
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MORGAN STANLEY BANK, N.A., as Revolving Lender and Term Loan Lender

By: /s/ Dmitriy Barskiy
Name: Dmitriy Barskiy
Title: Authorized Signatory

Signature Page
CALIFORNIA RESOURCES CORPORATION – Second Amendment
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HSBC BANK USA, NA, as Revolving Lender and Term Loan Lender

By: /s/ Steven Smith
Name: Steven Smith
Title: Director

Signature Page
CALIFORNIA RESOURCES CORPORATION – Second Amendment
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GOLDMAN SACHS BANK USA, as Revolving Lender and Term Loan Lender

By: /s/ Jerry Li
Name: Jerry Li
Title: Authorized Signatory

Signature Page
CALIFORNIA RESOURCES CORPORATION – Second Amendment
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COMPASS BANK, as Revolving Lender and Term Loan Lender

By: /s/ Susana Campuzano
Name: Susana Campuzano
Title: Senior Vice President

Signature Page
CALIFORNIA RESOURCES CORPORATION – Second Amendment
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MIZUHO BANK, LTD., as Revolving Lender and Term Loan Lender

By: /s/ Leon Mo
Name: Leon Mo
Title: Authorized Signatory

Signature Page
CALIFORNIA RESOURCES CORPORATION – Second Amendment
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BANK OF NOVA SCOTIA, as Revolving Lender and Term Loan Lender

By: /s/ Mark Sparrow
Name: Mark Sparrow
Title: Director

Signature Page
CALIFORNIA RESOURCES CORPORATION – Second Amendment
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SOCIÉTÉ GÉNÉRALE, as Revolving Lender and Term Loan Lender

By: /s/ Diego Medina
Name: Diego Medina
Title: Director

Signature Page
CALIFORNIA RESOURCES CORPORATION – Second Amendment
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PNC BANK, NATIONAL ASSOCIATION, as Revolving Lender and Term Loan Lender

By: /s/ Sandra Aultman
Name: Sandra Aultman
Title: Managing Director

Signature Page
CALIFORNIA RESOURCES CORPORATION – Second Amendment
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BRANCH BANKING AND TRUST COMPANY, as Revolving Lender and Term Loan Lender

By: /s/ James Giordano
Name: James Giordano
Title: Senior Vice President

Signature Page
CALIFORNIA RESOURCES CORPORATION – Second Amendment
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DNB CAPITAL LLC, as Revolving Lender and Term Loan Lender

By: /s/ James Grubb
Name: James Grubb
Title: Vice President

By: /s/ Asulv Tveit
Name: Asulv Tveit
Title: First Vice President

Signature Page
CALIFORNIA RESOURCES CORPORATION – Second Amendment
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THE BANK OF NEW YORK MELLON, as Revolving Lender and Term Loan Lender

By: /s/ Mark W. Rogers
Name: Mark W. Rogers
Title: Vice President

Signature Page
CALIFORNIA RESOURCES CORPORATION – Second Amendment
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SUMITOMO MITSUI BANKING CORPORATION, as Revolving Lender and Term Loan Lender

By: /s/ Ryo Suzuki
Name: Ryo Suzuki
Title: General Manager

Signature Page
CALIFORNIA RESOURCES CORPORATION – Second Amendment
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INTESA SANPAOLO S.P.A., as Revolving Lender and Term Loan Lender

By: /s/ Neil Derfler
Name: Neil Derfler
Title: Vice President

By: /s/ Francesco DiMario
Name: Francesco DiMario
Title: FVP. Credit Manager

Signature Page
CALIFORNIA RESOURCES CORPORATION – Second Amendment
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KEYBANK NATIONAL ASSOCIATION, as Revolving Lender and Term Loan Lender

By: /s/ John Dravenstott
Name: John Dravenstott
Title: Vice President

Signature Page
CALIFORNIA RESOURCES CORPORATION – Second Amendment
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Schedule 14.2
Notice Addresses

Entity	Notice Address/Information
Administrative Agent	JPMorgan Chase Bank, N.A. Mail Code FL3-2414 10410 Highland Manor Drive, Floor 4 Tampa, FL 33610-9128
Borrower	California Resources Corporation 27200 Tourney Road Santa Clarita, CA 91355 Attention: Michael Preston Phone: 818.661.3702 Email: michael.preston@crc.com

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Exhibit J

INTERCREDITOR AGREEMENT

dated as of [_______], 201[_] between

JPMORGAN CHASE BANK, N.A.,
as Priority Lien Agent,

and

[______________________],
as Second Lien Collateral Agent

THIS IS THE INTERCREDITOR AGREEMENT REFERRED TO IN (A) THE [INDENTURE/SECOND LIEN CREDIT AGREEMENT] DATED AS OF [______], 201[_], AMONG CALIFORNIA RESOURCES CORPORATION, CERTAIN OF ITS SUBSIDIARIES FROM TIME TO TIME PARTY THERETO AND [_________________], AS SECOND LIEN COLLATERAL AGENT, (B) THE FIRST LIEN CREDIT AGREEMENT DATED AS OF SEPTEMBER 24, 2014, AS AMENDED, SUPPLEMENTED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME, AMONG CALIFORNIA RESOURCES CORPORATION, THE LENDERS PARTY THERETO FROM TIME TO TIME AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT, (C) THE OTHER NOTE DOCUMENTS REFERRED TO IN SUCH [INDENTURE/SECOND LIEN CREDIT AGREEMENT] AND (D) THE OTHER LOAN DOCUMENTS REFERRED TO IN SUCH FIRST LIEN CREDIT AGREEMENT.

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TABLE OF CONTENTS

		Page
	ARTICLE I
	DEFINITIONS

Section 1.01	Construction; Certain Defined Terms	1

	ARTICLE II
	LIEN PRIORITIES
Section 2.01	Relative Priorities	10
Section 2.02	Prohibition on Marshalling, Etc	11
Section 2.03	No New Liens	11
Section 2.04	Similar Collateral and Agreements	12
Section 2.05	No Duties of Priority Lien Agent	12

	ARTICLE III
	ENFORCEMENT RIGHTS; PURCHASE OPTION
Section 3.01	Limitation on Enforcement Action	13
Section 3.02	Standstill Period; Permitted Enforcement Action	13
Section 3.03	Insurance	14
Section 3.04	Notification of Release of Collateral	14
Section 3.05	No Interference; Payment Over	15
Section 3.06	Purchase Option	16

	ARTICLE IV
	OTHER AGREEMENTS
Section 4.01	Release of Liens; Automatic Release of Second Liens	18
Section 4.02	Certain Agreements With Respect to Insolvency or Liquidation Proceedings	18
Section 4.03	Reinstatement	21
Section 4.04	Refinancings	22
Section 4.05	Amendments to Second Lien Documents	22
Section 4.06	Legends	23
Section 4.07	Second Lien Secured Parties Rights as Unsecured Creditors; Judgment Lien Creditor	23
Section 4.08	Postponement of Subrogation	23
Section 4.09	Acknowledgment by the Secured Debt Representatives	23

	ARTICLE V
	GRATUITOUS BAILMENT FOR PERFECTION OF CERTAIN SECURITY INTERESTS
Section 5.01	General	24
Section 5.02	Deposit Accounts	24

	ARTICLE VI
	APPLICATION OF PROCEEDS; DETERMINATION OF AMOUNTS
Section 6.01	Application of Proceeds	24
Section 6.02	Determination of Amounts	25

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Annex and Exhibits

Annex I

Exhibit A	Form of Priority Confirmation Joinder
Exhibit B	Security Documents

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INTERCREDITOR AGREEMENT, dated as of [________], 201[_] (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), between JPMORGAN CHASE BANK, N.A., as administrative agent for the Priority Lien Secured Parties referred to herein (in such capacity, and together with its successors and assigns in such capacity, the “Original Priority Lien Agent”) and [_______________], as [administrative agent/collateral agent/collateral trustee for the Second Lien Secured Parties referred to herein (in such capacity, and together with its successors in such capacity, the “Second Lien Collateral Agent”) and acknowledged and agreed by California Resources Corporation, a Delaware corporation (the “Borrower”) and the other Grantors party hereto.
WHEREAS, the Borrower, the Original Priority Lien Agent, as administrative agent, and the lenders party thereto from time to time, entered into that certain First Lien Credit Agreement dated as of September 24, 2014 providing for a revolving credit facility of up to $[___] million and a term credit facility up to $[___] million (as amended, restated, supplemented, modified or Refinanced from time to time in accordance with the terms of this Agreement, the “Priority Credit Agreement”);
WHEREAS, the Borrower, certain subsidiaries of the Borrower and the Original Second Lien Agent are entering into that certain [Indenture/Second Lien Credit Agreement] dated as of even date herewith providing for up to $[____] million of [Second Lien Indenture Notes/Second Lien Term Loans] (as amended, restated, supplemented, modified or Refinanced from time to time in accordance with the terms of this Agreement, the “Original Second Lien Agreement”);
WHEREAS, the Priority Lien Obligations will be secured by the Collateral pursuant to the terms of the Priority Lien Documents;
WHEREAS, the Second Lien Obligations will be secured by the Collateral pursuant to the terms of the Second Lien Documents;
WHEREAS, the Priority Lien Documents and the Second Lien Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral; and
WHEREAS, in order to induce the Priority Lien Agent and the other Priority Lien Secured Parties to consent to the incurring of the Second Lien Obligations and to induce the Priority Lien Secured Parties to continue to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrower, the Second Lien Collateral Agent on behalf of the Second Lien Secured Parties, has agreed to the Lien subordination and other provisions set forth in this Agreement.
NOW THEREFORE, in consideration of the foregoing, the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Priority Lien Agent (for itself and on behalf of the Priority Lien Secured Parties) and the Second Lien Collateral Agent (for itself and on behalf of the Second Lien Secured Parties) agree as follows:
ARTICLE IDEFINITIONS
Section 1.01    Construction; Certain Defined Terms. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise,

(i) any reference herein to any agreement, instrument, other document, statute or regulation shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.
(b)    All terms used in this Agreement that are defined in Article 1, 8 or 9 of the New York UCC (whether capitalized herein or not) and not otherwise defined herein have the meanings assigned to them in Article 1, 8 or 9 of the New York UCC. If a term is defined in Article 9 of the New York UCC and another Article of the UCC, such term shall have the meaning assigned to it in Article 9 of the New York UCC.
(c)    Unless otherwise indicated, capitalized terms used but not defined herein shall have the meaning given to such terms in the Priority Credit Agreement as in effect on the date hereof or as amended in accordance with this Agreement.
(d)    As used in this Agreement, the following terms have the meanings specified below:
“Accounts” has the meaning assigned to such term in Section 3.01(a).
“Additional Second Lien Credit Facility” means any credit agreement, indenture, note or other definitive loan agreement governing Indebtedness for which the requirements of Section 4.04(b) of this Agreement have been satisfied, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time in accordance with each applicable Secured Debt Document; provided that neither the Original Second Lien Agreement nor any Second Lien Substitute Facility shall constitute an Additional Second Lien Credit Facility at any time.
“Additional Second Lien Documents” means the Additional Second Lien Credit Facility and the Additional Second Lien Security Documents.
“Additional Second Lien Obligations” means, with respect to any Grantor, any obligations of such Grantor owed to any Additional Second Lien Secured Party (or any of its Affiliates) in respect of the Additional Second Lien Documents.
“Additional Second Lien Secured Parties” means, at any time, the Second Lien Collateral Agent, the trustee, agent or other representative of the holders of any Series of Second Lien Debt who maintains the transfer register for such Series of Second Lien Debt (other than the Original Second Lien Credit Facility), the beneficiaries of each indemnification obligation undertaken by any Grantor under any Additional Second Lien Document and each other holder of, or obligee in respect of, any holder or lender pursuant to any Series of Second Lien Debt outstanding at such time; provided that the Original Second Lien Secured Parties shall not be deemed Additional Second Lien Secured Parties.
“Additional Second Lien Security Documents” means the Additional Second Lien Credit Facility (insofar as the same grants a Lien on the Collateral) and any other security agreements, pledge agreements,

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collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements, or grants or transfers for security, now existing or entered into after the date hereof, executed and delivered by the Borrower or any other Grantor creating (or purporting to create) a Lien upon the Second Lien Collateral in favor of the Additional Second Lien Secured Parties.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“Agreement” has the meaning assigned to such term in the preamble hereto.
“Bankruptcy Code” means Title 11 of the United States Code.
“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law providing for the relief of debtors.
“Board of Directors” means: (1) with respect to a corporation, the board of directors of the corporation; (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and (3) with respect to any other Person, the board or committee of such Person serving a similar function.
“Borrower” has the meaning assigned to such term in the preamble hereto.
“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in Houston, Texas or in New York, New York are authorized or required by law to close.
“Capital Stock” means (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting the Priority Lien Collateral and/or the Second Lien Collateral.
“Credit Facilities” means, one or more debt facilities, indentures or commercial paper facilities (including, without limitation, the Priority Credit Agreement), in each case, with banks or other financial institutions providing for revolving credit loans, term loans, capital markets financings, private placements, receivables financings (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or letter of credit guarantees, in each case, as amended, restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced in whole or in part from time to time.
“DIP Financing” has the meaning assigned to such term in Section 4.02(b).
“DIP Financing Liens” has the meaning assigned to such term in Section 4.02(b).

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“DIP Lenders” has the meaning assigned to such term in Section 4.02(b).
“Discharge of Priority Lien Obligations” means the occurrence of all of the following:
(a)    termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt;
(b)    indefeasible payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Debt (other than any undrawn letters of credit);
(c)    discharge or cash collateralization in an amount equal to 105% of the sum of the aggregate undrawn amount of all then outstanding letters of credit constituting Priority Lien Obligations and the aggregate fronting and similar fees which will accrue thereon through the stated expiry of such letters of credit;
(d)    payment of all obligations under Secured Hedge Agreements constituting Priority Lien Obligations (and, with respect to any particular Hedge Agreement, termination of such agreement and payment in full in cash of all obligations thereunder or such other arrangements as have been made by the counterparty thereto (and communicated to the Priority Lien Agent) pursuant to the terms of the Priority Credit Agreement); and
(e)    payment in full in cash of all other Priority Lien Obligations, including without limitation, any obligations under Secured Cash Management Agreements, that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at or prior to such time);
provided that, if, at any time after the Discharge of Priority Lien Obligations has occurred, the Borrower enters into any Priority Lien Document evidencing a Priority Lien Obligation which incurrence is not prohibited by the applicable Secured Debt Documents, then such Discharge of Priority Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement with respect to such new Priority Lien Obligations (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Priority Lien Obligations), and, from and after the date on which the Borrower designates such Indebtedness as Priority Lien Debt in accordance with this Agreement, the obligations under such Priority Lien Document shall automatically and without any further action be treated as Priority Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth in this Agreement, any Second Lien Obligations shall be deemed to have been at all times Second Lien Obligations and at no time Priority Lien Obligations. For the avoidance of doubt, a Replacement as contemplated by Section 4.04(a) shall not be deemed to cause a Discharge of Priority Lien Obligations.

“Disposition” shall mean any sale, lease, exchange, assignment, license, contribution, transfer or other disposition. “Dispose” shall have a correlative meaning.
“Excess Priority Lien Obligations” means Obligations constituting Priority Lien Obligations for the principal amount of indebtedness (including letters of credit and reimbursement obligations) under the Priority Credit Agreement and/or any other Credit Facility pursuant to which Priority Lien Debt has been

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issued to the extent that such Obligations for principal, letters of credit and reimbursement obligations are in excess of the amount in clause (a) of the definition of “Priority Lien Cap.”
“Governmental Authority” means the government of the United States or any other nation, or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Grantor” means the Borrower, each other subsidiary of the Borrower that shall have granted any Lien in favor of any of the Priority Lien Agent or the Second Lien Collateral Agent on any of its assets or properties to secure any of the Secured Obligations.
“Insolvency or Liquidation Proceeding” means:
(a)    any case commenced by or against the Borrower or any other Grantor under the Bankruptcy Code or any other Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Grantor or any similar case or proceeding relative to the Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;
(b)    any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or
(c)    any other proceeding of any type or nature including any composition agreement in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.
“Lien” means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement or a financing lease, consignment or bailment for security purposes or (b) Production Payments and the like payable out of Oil and Gas Properties; provided that in no event shall an operating lease be deemed to be a Lien.
“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
“Obligations” means any principal (including reimbursement obligations and obligations to provide cash collateral with respect to letters of credit whether or not drawn), interest , premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Indebtedness including, to the extent legally permitted, all interest incurred, accrued or arising thereon after the commencement of any Insolvency or Liquidation Proceeding at the applicable interest rate, including any applicable post-default interest rate even if such interest is not enforceable, allowable or allowed as a claim in such proceeding.
“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Senior Vice President, any Vice President or any Assistant Vice President of such Person.

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“Officers’ Certificate” means a certificate signed on behalf of the Borrower by any Officers of the Borrower.
“Original Priority Lien Agent” has the meaning assigned to such term in the preamble hereto.
“Original Second Lien Agent” means [ ], in its capacity as [ ] under the Original Second Lien Agreement, and together with its successors in either such capacity.
“Original Second Lien Agreement” has the meaning assigned to such term in the recitals hereto.
“Original Second Lien Documents” means the Original Second Lien Agreement, the Original Second Lien Security Documents, the other “Loan Documents” (as defined in the Original Second Lien Agreement) and all other loan documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, the Original Second Lien Agreement or any Second Lien Substitute Facility.
“Original Second Lien Obligations” means, with respect to any Grantor, any obligations of such Grantor owed to any Original Second Lien Secured Party (or any of its Affiliates) in respect of the Original Second Lien Documents.
“Original Second Lien Secured Parties” means, at any time, the Second Lien Agent, the Second Lien Collateral Agent, the trustees, agents and other representatives of the holders of the Original Second Lien Obligations (including any holders of notes pursuant to supplements executed in connection with the issuance of any Series of Second Lien Debt under the Original Second Lien Agreement) who maintain the transfer register for such Original Second Lien Obligations or such Series of Second Lien Debt, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Original Second Lien Document and each other holder of, or obligee in respect of, any Original Second Lien Obligation, any holder or lender pursuant to any Original Second Lien Document outstanding at such time; provided that the Additional Second Lien Secured Parties shall not be deemed Original Second Lien Secured Parties.
“Original Second Lien Security Documents” means the Original Second Lien Agreement (insofar as the same grants a Lien on the Collateral), the Second Lien Collateral Agency Agreement, each agreement listed in Part B of Exhibit B hereto and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements, or grants or transfers for security, now existing or entered into after the date hereof, executed and delivered by the Borrower or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Second Lien Collateral Agent (including any such agreements, assignments, mortgages, deeds of trust and other documents or instruments associated with any Second Lien Substitute Facility).
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Priority Confirmation Joinder” means an agreement substantially in the form of Exhibit A.
“Priority Credit Agreement” has the meaning assigned to such term in the recitals hereto.
“Priority Lien” means a Lien granted by the Borrower or other Grantor in favor of the Priority Lien Agent, at any time, upon any Property of the Borrower or such Grantor or the proceeds thereof to secure Priority Lien Obligations (including Liens on such Collateral under the security documents associated with any Priority Substitute Credit Facility).

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“Priority Lien Agent” means the Original Priority Lien Agent, and, from and after the date of execution and delivery of a Priority Substitute Credit Facility, the agent, collateral agent, trustee or other representative of the lenders or holders of the indebtedness and other Obligations evidenced thereunder or governed thereby, in each case, together with its successors in such capacity.
“Priority Lien Cap” means, as of any date, (a) the aggregate principal amount of all indebtedness outstanding at any time under the Priority Credit Agreement (with outstanding letters of credit being deemed to have a principal amount equal to the stated amount thereof) not in excess of the greater of (i) $4.0 billion, (ii) the Borrowing Base in effect at the time of incurrence of such indebtedness and (iii) 15% of the Consolidated Total Assets (as defined in the Priority Credit Agreement) of the Borrower and the Restricted Subsidiaries (as defined in the Priority Credit Agreement) if incurred under the Priority Credit Agreement plus (b) the amount of all Hedge Obligations arising under Secured Hedge Agreements, plus (c) the amount of all Cash Management Obligations arising under Secured Cash Management Agreements, plus (d) the amount of accrued and unpaid interest (excluding any interest paid-in-kind) and outstanding fees, to the extent such Obligations are secured by the Priority Liens, plus (e) fees, indemnifications, reimbursements and expenses as may be due pursuant to the terms of any Priority Lien Documents.
“Priority Lien Collateral” shall mean all “Collateral”, as defined in the Priority Credit Agreement or any other Priority Lien Document, and any other assets of any Grantor now or at any time hereafter subject to Liens which secure or purport to secure any Priority Lien Obligation.
“Priority Lien Debt” means the indebtedness under the Priority Credit Agreement and guarantees thereof (including letters of credit and reimbursement obligations with respect thereto) that was permitted to be incurred and secured under the Priority Credit Agreement, the Original Second Lien Agreement, any Additional Second Lien Agreement or any Second Lien Substitute Facility (or as to which the lenders or other financing sources under the Priority Credit Agreement obtained an Officers’ Certificate at the time of incurrence to the effect that such indebtedness was permitted to be incurred and secured by all applicable Secured Debt Documents) and additional indebtedness under any Priority Substitute Credit Facility. For purposes of this Agreement, indebtedness under the Priority Credit Agreement is permitted to be incurred under the Original Second Lien Agreement.
“Priority Lien Documents” means the Priority Credit Agreement, the Priority Lien Security Documents, the other “Loan Documents” (as defined in the Priority Credit Agreement) and all other loan documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, any Priority Substitute Credit Facility.
“Priority Lien Obligations” has the meaning assigned to the term “Obligations” in the Priority Credit Agreement.
“Priority Lien Secured Parties” means, at any time, the Priority Lien Agent, each lender or issuing bank under the Priority Credit Agreement, each holder, provider or obligee of any Secured Hedge Agreement and Secured Cash Management Agreement that is a Cash Management Bank or Hedge Bank, as applicable, and is a secured party (or a party entitled to the benefits of the security) under any Priority Lien Document, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Priority Lien Document, each other Person that provides letters of credit, guarantees or other credit support related thereto under any Priority Lien Document and each other holder of, or obligee in respect of, any Priority Lien Obligations (including pursuant to a Priority Substitute Credit Facility), in each case to the extent designated as a secured party (or a party entitled to the benefits of the security) under any Priority Lien Document outstanding at such time.

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“Priority Lien Security Documents” means the Priority Credit Agreement (insofar as the same grants a Lien on the Collateral), each agreement listed in Part A of Exhibit B hereto, and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, or grants or transfers for security, now existing or entered into after the date hereof, executed and delivered by the Borrower or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Priority Lien Agent (including any such agreements, assignments, mortgages, deeds of trust and other documents or instruments associated with any Priority Substitute Credit Facility).
“Priority Substitute Credit Facility” means any Credit Facility with respect to which the requirements contained in Section 4.04(a) of this Agreement have been satisfied and that Replaces the Priority Credit Agreement then in existence. For the avoidance of doubt, no Priority Substitute Credit Facility shall be required to be a revolving, term or asset-based loan facility and may be a facility evidenced or governed by a credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument; provided that any Priority Lien securing such Priority Substitute Credit Facility shall be subject to the terms of this Agreement for all purposes (including the lien priorities as set forth herein as of the date hereof).
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.
“Replaces” means, (a) in respect of any agreement with reference to the Priority Credit Agreement or the Priority Lien Obligations or any Priority Substitute Credit Facility, that such agreement refunds, refinances or replaces the Priority Credit Agreement, the Priority Lien Obligations or such Priority Substitute Credit Facility in whole (in a transaction that is in compliance with Section 4.04(a)) and that all commitments thereunder are terminated, or, to the extent permitted by the terms of the Priority Credit Agreement, Priority Lien Obligations or such Priority Substitute Credit Facility, in part and (b) in respect of any agreement with reference to the Second Lien Documents, the Second Lien Obligations or any Second Lien Substitute Facility, that such indebtedness refunds, refinances or replaces the Second Lien Documents, the Second Lien Obligations or such Second Lien Substitute Facility in whole (in a transaction that is in compliance with Section 4.04(a)) and that all commitments thereunder are terminated, or, to the extent permitted by the terms of the Second Lien Documents, the Second Lien Obligations or such Second Lien Substitute Facility, in part. “Replace,” “Replaced” and “Replacement” shall have correlative meanings.
“Second Lien” means a Lien granted by a Second Lien Document to the Second Lien Collateral Agent, at any time, upon any Collateral by any Grantor to secure the Second Lien Obligations (including Liens on such Collateral under the security documents associated with any Second Lien Substitute Facility).
“Second Lien Agent” means the Original Second Lien Agent, and from and after the date of execution and delivery of a Second Lien Substitute Facility, the agent, collateral agent, trustee or other representative of the lenders or holders of the indebtedness and other Obligations evidenced thereunder or governed thereby, in each case together with its successors in such capacity appointed pursuant to the terms of the Original Second Lien Agreement or Second Lien Substitute Facility, as applicable.
“Second Lien Collateral” shall mean all “Collateral”, as defined in any Second Lien Document, and any other assets of any Grantor now or at any time hereafter subject to Liens which secure, but only to the extent securing, any Second Lien Obligations.
“Second Lien Collateral Agency Agreement” means the [ ], dated as of [ ], among the Borrower, the other Grantors from time to time party thereto, the Second Lien Agent, the other Second Lien Representatives from time to time party thereto and the Second Lien Collateral Agent, as amended, restated, adjusted, waived,

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renewed, extended, supplemented or otherwise modified from time to time, in accordance with each applicable Second Lien Document.
“Second Lien Collateral Agent” means the Original Second Lien Collateral Agent, together with its successors in such capacity appointed pursuant to the terms of the Second Lien Collateral Agency Agreement.
“Second Lien Debt” means the indebtedness under the Original Second Lien Agreement and guarantees thereof and all additional indebtedness incurred under any Additional Second Lien Documents, in each case that was permitted to be incurred and secured in accordance with the Secured Debt Documents (or as to which the lenders or other financing sources under the applicable Second Lien Documents obtained an Officers’ Certificate at the time of incurrence to the effect that such Indebtedness was permitted to be incurred and secured by all applicable Secured Debt Documents and with respect to which the requirements of Section 4.04(b) have been (or are deemed) satisfied, and all Indebtedness incurred under any Second Lien Substitute Facility.
“Second Lien Documents” means the Original Second Lien Documents and the Additional Second Lien Documents.
“Second Lien Obligations” means Second Lien Debt and all other Obligations in respect thereof. Notwithstanding any other provision hereof, the term “Second Lien Obligations” will include accrued interest, fees, costs, and other charges incurred under the Second Lien Documents, whether incurred before or after commencement of an Insolvency or Liquidation Proceeding and whether or not allowable in an Insolvency or Liquidation Proceeding.
“Second Lien Purchasers” has the meaning assigned to such term in Section 3.06.
“Second Lien Representative” means (a) in the case of the Original Second Lien Agreement, the Second Lien Agent, and (b) in the case of any other Series of Second Lien Debt, the trustee, agent or representative of the holders of such Series of Second Lien Debt who (i) is appointed as a Second Lien Representative (for purposes related to the administration of the security documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Second Lien Debt, together with its successors in such capacity, and (ii) has become party to the Second Lien Collateral Agency Agreement by executing a joinder in the form required under the Second Lien Collateral Agency Agreement.
“Second Lien Secured Parties” means the Original Second Lien Secured Parties and the Additional Second Lien Secured Parties.
“Second Lien Security Documents” means the Original Second Lien Agreement Documents and the Additional Second Lien Security Documents.
“Second Lien Substitute Facility” means any facility with respect to which the requirements contained in Section 4.04(a) of this Agreement have been satisfied and that is permitted to be incurred pursuant to the Priority Lien Documents, the proceeds of which are used to, among other things, Replace the Original Second Lien Agreement and/or any Additional Second Lien Credit Facility then in existence. For the avoidance of doubt, no Second Lien Substitute Facility shall be required to be evidenced by notes or other instruments and may be a facility evidenced or governed by a credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument; provided that any such Second Lien Substitute Facility shall be subject to the terms of this Agreement for all purposes (including the lien priority as set forth herein as of the date hereof) to the same extent as the other Liens securing the Second Lien Obligations are subject to under this Agreement.

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“Secured Debt Documents” means the Priority Lien Documents and the Second Lien Documents.
“Secured Debt Representative” means the Priority Lien Agent and the Second Lien Collateral Agent.
“Secured Obligations” means the Priority Lien Obligations and the Second Lien Obligations.
“Secured Parties” means the Priority Lien Secured Parties and the Second Lien Secured Parties.
“Security Documents” means the Priority Lien Security Documents and the Second Lien Security Documents.
“Series of Second Lien Debt” means, severally, the Original Second Lien Agreement and each other issue or series of Second Lien Debt (including any Additional Second Lien Credit Facility) for which a single transfer register is maintained.
“Standstill Period” has the meaning assigned to such term in Section 3.02.
“subsidiary” means, with respect to any specified Person: (1) any corporation, association, limited liability company or other business entity (other than a partnership) of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or through another subsidiary, by that Person or one or more of the other subsidiaries of that Person (or a combination thereof); and (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are that Person or one or more subsidiaries of that Person (or any combination thereof), or (c) as to which such Person and its subsidiaries are entitled to receive more than 50% of the assets of such partnership upon its dissolution.
[“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date hereof.]
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.
ARTICLE II
LIEN PRIORITIES
Section 2.01    Relative Priorities. (a) The grant of the Priority Liens pursuant to the Priority Lien Documents and the grant of the Second Liens pursuant to the Second Lien Documents create two separate and distinct Liens on the Collateral.
(b)    Notwithstanding anything contained in this Agreement, the Priority Lien Documents, the Second Lien Documents or any other agreement or instrument or operation of law to the contrary, or any other circumstance whatsoever and irrespective of (i) how a Lien was acquired (whether by grant, possession, statute, operation of law, subrogation, or otherwise), (ii) the time, manner, or order of the grant, attachment or perfection of a Lien, (iii) any conflicting provision of the New York UCC or other applicable law, (iv) any defect in, or non-perfection, setting aside, or avoidance of, a Lien or a Priority Lien Document or a Second Lien Document, (v) the modification of a Priority Lien Obligation or a Second Lien Obligation, or (vi) the subordination of a Lien on Collateral securing a Priority Lien Obligation to a Lien securing another obligation of the Borrower or other Person that is permitted under the Priority Lien Documents as in effect on the date hereof or securing a DIP Financing, the Second Lien Collateral Agent,

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on behalf of itself and the other Second Lien Secured Parties hereby agrees that (A) any Priority Lien on any Collateral now or hereafter held by or for the benefit of any Priority Lien Secured Party shall be senior in right, priority, operation, effect and all other respects to any and all Second Liens on any Collateral, and (B) any Second Lien on any Collateral now or hereafter held by or for the benefit of any Second Lien Secured Party shall be junior and subordinate in right, priority, operation, effect and all other respects to any and all Priority Liens on any Collateral.
(c)    It is acknowledged that, subject to the Priority Lien Cap as provided herein (i) the aggregate amount of the Priority Lien Obligations may be increased from time to time pursuant to the terms of the Priority Lien Documents, (ii) a portion of the Priority Lien Obligations consists or may consist of indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and (iii) (A) the Priority Lien Documents may be replaced, restated, supplemented, restructured or otherwise amended or modified from time to time and (B) the Priority Lien Obligations may be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, in the case of the foregoing (A) and (B) all without affecting the subordination of the Second Liens hereunder or the provisions of this Agreement defining the relative rights of the Priority Lien Secured Parties and the Second Lien Secured Parties. The lien priorities provided for herein shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, renewal, restatement or Replacement of either the Priority Lien Obligations (or any part thereof) or the Second Lien Obligations (or any part thereof), by the release of any Collateral or of any guarantees for any Priority Lien Obligations or by any action that any Secured Debt Representative or Secured Party may take or fail to take in respect of any Collateral.
Section 2.02    Prohibition on Marshalling, Etc. Until the Discharge of Priority Lien Obligations, the Second Lien Collateral Agent will not assert any marshalling, appraisal, valuation, or other similar right that may otherwise be available to a junior secured creditor.
Section 2.03    No New Liens. The parties hereto agree that, so long as the Discharge of Priority Lien Obligations has not occurred, none of the Grantors shall, nor shall any Grantor permit any of its subsidiaries to, (a) grant or permit any additional Liens on any asset of a Grantor to secure any Second Lien Obligation, or take any action to perfect any additional Liens, unless it has granted, or substantially concurrently therewith grants (or offers to grant), a Lien on such asset of such Grantor to secure the Priority Lien Obligations and has taken all actions required to perfect such Liens; or (b) grant or permit any additional Liens on any asset of a Grantor to secure any Priority Lien Obligation, or take any action to perfect any additional Liens, unless it has granted, or substantially concurrently therewith grants (or offers to grant), a Lien on such asset of such Grantor to secure the Second Lien Obligations and has taken all actions required to perfect such Liens. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to the Priority Lien Agent or the other Priority Lien Secured Parties, the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that any amounts received by or distributed to any Second Lien Secured Party pursuant to or as a result of any Lien granted in contravention of this Section 2.03 shall be subject to Section 3.05(b).
Section 2.04    Similar Collateral and Agreements. The parties hereto acknowledge and agree that it is their intention that the Priority Lien Collateral and the Second Lien Collateral be identical. In furtherance of the foregoing, the parties hereto agree (a) to cooperate in good faith in order to determine, upon any reasonable request by the Priority Lien Agent or the Second Lien Collateral Agent, the specific assets included in the Priority Lien Collateral and the Second Lien Collateral, the steps taken to perfect the Priority Liens

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and the Second Liens thereon and the identity of the respective parties obligated under the Priority Lien Documents and the Second Lien Documents in respect of the Priority Lien Obligations and the Second Lien Obligations, respectively, (b) that the Second Lien Security Documents creating Liens on the Collateral shall be in all material respects the same forms of documents as the respective Priority Lien Security Documents creating Liens on the Collateral other than (i) with respect to the priority nature of the Liens created thereunder in such Collateral, (ii) such other modifications to such Second Lien Security Documents which are less restrictive than the corresponding Priority Lien Security Documents, (iii) provisions in the Second Lien Security Documents which are solely applicable to the rights and duties of the Second Lien Collateral Agent, and (iv) if applicable, deletions or modifications of representations, warranties and covenants as are customary with respect to security documents establishing Liens securing publicly traded debt securities, and (c) that at no time shall there be any Grantor that is an obligor in respect of the Second Lien Obligations that is not also an obligor in respect of the Priority Lien Obligations.
Section 2.05    No Duties of Priority Lien Agent. The Second Lien Collateral Agent, for itself and on behalf of each Second Lien Secured Party acknowledges and agrees that neither the Priority Lien Agent nor any other Priority Lien Secured Party shall have any duties or other obligations to any such Second Lien Secured Party with respect to any Collateral, other than to transfer to the Second Lien Collateral Agent any remaining Collateral and any proceeds of the sale or other Disposition of any such Collateral remaining in its possession following the associated Discharge of Priority Lien Obligations, in each case without representation or warranty on the part of the Priority Lien Agent or any Priority Lien Secured Party. In furtherance of the foregoing, each Second Lien Secured Party acknowledges and agrees that until the Discharge of Priority Lien Obligations (subject to the terms of Section 3.02, including the rights of the Second Lien Secured Parties following the expiration of the Standstill Period), the Priority Lien Agent shall be entitled, for the benefit of the Priority Lien Secured Parties, to sell, transfer or otherwise Dispose of or deal with such Collateral, as provided herein and in the Priority Lien Documents, without regard to any Second Lien or any rights to which the Second Lien Collateral Agent or any Second Lien Secured Party would otherwise be entitled as a result of such Second Lien. Without limiting the foregoing, each Second Lien Secured Party agrees that neither the Priority Lien Agent nor any other Priority Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Collateral, or to sell, Dispose of or otherwise liquidate all or any portion of such Collateral, in any manner that would maximize the return to the Second Lien Secured Parties, notwithstanding that the order and timing of any such realization, sale, Disposition or liquidation may affect the amount of proceeds actually received by the Second Lien Secured Parties from such realization, sale, Disposition or liquidation. Each of the Second Lien Secured Parties waives any claim such Second Lien Secured Party may now or hereafter have against the Priority Lien Agent or any other Priority Lien Secured Party arising out of any actions which the Priority Lien Agent or the Priority Lien Secured Parties take or omit to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral, and actions with respect to the collection of any claim for all or any part of the Priority Lien Obligations from any account debtor, guarantor or any other party) in accordance with this Agreement and the Priority Lien Documents or the valuation, use, protection or release of any security for the Priority Lien Obligations.
ARTICLE III
ENFORCEMENT RIGHTS; PURCHASE OPTION
Section 3.01    Limitation on Enforcement Action. Prior to the Discharge of Priority Lien Obligations, the Second Lien Collateral Agent, for itself and on behalf of each Second Lien Secured Party, hereby agrees that, subject to Section 3.05(b) and Section 4.07, none of the Second Lien Collateral Agent or any other Second Lien Secured Party shall commence any judicial or nonjudicial foreclosure proceedings

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with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, any Collateral under any Second Lien Security Document, applicable law or otherwise (including but not limited to any right of setoff), it being agreed that only the Priority Lien Agent, acting in accordance with the applicable Priority Lien Documents, shall have the exclusive right (and whether or not any Insolvency or Liquidation Proceeding has been commenced), to take any such actions or exercise any such remedies, in each case, without any consultation with or the consent of the Second Lien Collateral Agent or any other Second Lien Secured Party. In exercising rights and remedies with respect to the Collateral, the Priority Lien Agent and the other Priority Lien Secured Parties may enforce the provisions of the Priority Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in their sole discretion and regardless of whether such exercise and enforcement is adverse to the interest of any Second Lien Secured Party. Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Collateral upon foreclosure, to incur expenses in connection with any such Disposition and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code, the Bankruptcy Code or any other applicable or Bankruptcy Law. Without limiting the generality of the foregoing, the Priority Lien Agent will have the exclusive right to deal with that portion of the Collateral consisting of deposit accounts and securities accounts (collectively “Accounts”), including exercising rights under control agreements with respect to such Accounts. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Lien Security Document, or any other Second Lien Document shall be deemed to restrict in any way the rights and remedies of the Priority Lien Agent or the other Priority Lien Secured Parties with respect to the Collateral as set forth in this Agreement. Notwithstanding the foregoing, subject to Section 3.05, the Second Lien Collateral Agent, on behalf of the Second Lien Secured Parties, may, but will have no obligation to, take all such actions (not adverse to the Priority Liens or the rights of the Priority Lien Agent and the Priority Lien Secured Parties) it deems necessary to perfect or continue the perfection of the Second Liens in the Collateral or to create, preserve or protect (but not enforce) the Second Liens in the Collateral. Nothing herein shall limit the right or ability of the Second Lien Secured Parties to (a) purchase (by credit bid or otherwise) all or any portion of the Collateral in connection with any enforcement of remedies by the Priority Lien Agent to the extent that, and so long as, the Priority Lien Secured Parties receive payment in full in cash of all Priority Lien Obligations after giving effect thereto or (b) file a proof of claim with respect to the Second Lien Obligations.
Section 3.02    Standstill Period; Permitted Enforcement Action. Prior to the Discharge of Priority Lien Obligations and notwithstanding the foregoing Section 3.01, both before and during an Insolvency or Liquidation Proceeding after a period of 180 days has elapsed (which period will be tolled during any period in which the Priority Lien Agent is not entitled, on behalf of the Priority Lien Secured Parties, to enforce or exercise any rights or remedies with respect to any Collateral as a result of (a) any injunction issued by a court of competent jurisdiction or (b) the automatic stay or any other stay in any Insolvency or Liquidation Proceeding) since the date on which the Second Lien Collateral Agent has delivered to the Priority Lien Agent written notice of the acceleration of any Second Lien Debt (the “Standstill Period”), the Second Lien Collateral Agent and the other Second Lien Secured Parties may enforce or exercise any rights or remedies with respect to any Collateral; provided, however that notwithstanding the expiration of the Standstill Period or anything in the Second Lien Documents to the contrary, in no event may the Second Lien Collateral Agent or any other Second Lien Secured Party enforce or exercise any rights or remedies with respect to any Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, if the Priority Lien Agent on behalf of the Priority Lien Secured Parties or any other Priority Lien Secured Party shall have commenced, and shall be diligently pursuing (or shall have sought or requested relief from, or modification of, the automatic stay or any other

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stay or other prohibition in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof), the enforcement or exercise of any rights or remedies with respect to the Collateral or any such action or proceeding (prompt written notice thereof to be given to the Second Lien Representatives by the Priority Lien Agent); provided, further, that, at any time after the expiration of the Standstill Period, if neither the Priority Lien Agent nor any other Priority Lien Secured Party shall have commenced and be diligently pursuing (or shall have sought or requested relief from, or modification of, the automatic stay or any other stay or other prohibition in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof) the enforcement or exercise of any rights or remedies with respect to any material portion of the Collateral or any such action or proceeding, and the Second Lien Collateral Agent shall have commenced the enforcement or exercise of any rights or remedies with respect to any material portion of the Collateral or any such action or proceeding in respect of such rights and remedies, then for so long as the Second Lien Collateral Agent is diligently pursuing such rights or remedies, none of any Priority Lien Secured Party or the Priority Lien Agent shall take any action of a similar nature with respect to such Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding (provided that during such period the Priority Lien Agent may take any of the actions the Second Lien Collateral Agent is permitted to take during the Standstill Period). Nothing contained in this Section 3.02 shall relieve the Second Lien Collateral Agent or any Second Lien Secured party of its obligations under Section 3.05(b).
Section 3.03    Insurance. Unless and until the Discharge of Priority Lien Obligations has occurred (subject to the terms of Section 3.02, including the rights of the Second Lien Secured Parties following expiration of the Standstill Period), the Priority Lien Agent shall have the sole and exclusive right, subject to the rights of the Grantors under the Priority Lien Documents, to adjust and settle claims in respect of Collateral under any insurance policy in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of Priority Lien Obligations has occurred, and subject to the rights of the Grantors under the Priority Lien Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) in respect to the Collateral shall be paid to the Priority Lien Agent pursuant to the terms of the Priority Lien Documents (including for purposes of cash collateralization of commitments, letters of credit and Hedge Obligations). If the Second Lien Collateral Agent or any Second Lien Secured Party shall, at any time prior to the Discharge of Priority Lien Obligations, receive any proceeds of any such insurance policy or any such award or payment in contravention of the foregoing, it shall pay such proceeds over to the Priority Lien Agent. In addition, if by virtue of being named as an additional insured or loss payee of any insurance policy of any Grantor covering any of the Collateral, the Second Lien Collateral Agent or any other Second Lien Secured Party shall have the right to adjust or settle any claim under any such insurance policy, then unless and until the Discharge of Priority Lien Obligations has occurred, the Second Lien Collateral Agent and any such Second Lien Secured Party shall follow the instructions of the Priority Lien Agent, or of the Grantors under the Priority Lien Documents to the extent the Priority Lien Documents grant such Grantors the right to adjust or settle such claims, with respect to such adjustment or settlement (subject to the terms of Section 3.02, including the rights of the Second Lien Secured Parties following expiration of the Standstill Period).
Section 3.04    Notification of Release of Collateral. Each of the Priority Lien Agent and the Second Lien Collateral Agent shall give the other Secured Debt Representatives prompt written notice of the Disposition by it of, and Release by it of the Lien on, any Collateral. Such notice shall describe in reasonable detail the subject Collateral, the parties involved in such Disposition or Release, the place, time manner and method thereof, and the consideration, if any, received therefor; provided, however, that the failure to give any such notice shall not in and of itself in any way impair the effectiveness of any such Disposition or Release.

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Section 3.05    No Interference; Payment Over.
(a)    No Interference. The Second Lien Collateral Agent, for itself and on behalf of each Second Lien Secured Party, agrees that each Second Lien Secured Party (i) will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Second Lien pari passu with, or to give such Second Lien Secured Party any preference or priority relative to, any Priority Lien with respect to the Collateral or any part thereof, (ii) will not challenge or question in any proceeding the validity or enforceability of any Priority Lien Obligations or Priority Lien Document, or the validity, attachment, perfection or priority of any Priority Lien, or the validity or enforceability of the priorities, rights or duties established by the provisions of this Agreement, (iii) will not take or cause to be taken any action the purpose or effect of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other Disposition of the Collateral by any Priority Lien Secured Party or the Priority Lien Agent acting on their behalf, (iv) shall have no right to (A) direct the Priority Lien Agent or any other Priority Lien Secured Party to exercise any right, remedy or power with respect to any Collateral or (B) consent to the exercise by the Priority Lien Agent or any other Priority Lien Secured Party of any right, remedy or power with respect to any Collateral, (v) will not institute any suit or assert in any suit or Insolvency or Liquidation Proceeding any claim against the Priority Lien Agent or other Priority Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and neither the Priority Lien Agent nor any other Priority Lien Secured Party shall be liable for, any action taken or omitted to be taken by the Priority Lien Agent or other Priority Lien Secured Party with respect to any Priority Lien Collateral, (vi) will not seek, and hereby waives any right, to have any Collateral or any part thereof marshaled upon any foreclosure or other Disposition of such Collateral, (vii) will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement, (viii) will not object to forbearance by the Priority Lien Agent or any Priority Lien Secured Party, and (ix) will not assert, and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Collateral or any similar rights a junior secured creditor may have under applicable law.
(b)    Payment Over. The Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, hereby agrees that if any Second Lien Secured Party shall obtain possession of any Collateral or shall realize any proceeds or payment in respect of any Collateral, pursuant to any rights or remedies with respect to the Collateral under any Second Lien Security Document or on account of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding, to the extent permitted hereunder, at any time prior to the Discharge of Priority Lien Obligations secured, or intended to be secured, by such Collateral, then it shall hold such Collateral, proceeds or payment in trust for the Priority Lien Agent and the other Priority Lien Secured Parties and transfer such Collateral, proceeds or payment, as the case may be, to the Priority Lien Agent as promptly as practicable. Furthermore, the Second Lien Collateral Agent shall, at the Grantors’ expense, promptly send written notice to the Priority Lien Agent upon receipt of such Collateral, proceeds or payment by any Second Lien Secured Party and if directed by the Priority Lien Agent within five (5) days after receipt by the Priority Lien Agent of such written notice, shall deliver such Collateral, proceeds or payment to the Priority Lien Agent in the same form as received, with any necessary endorsements, or as court of competent jurisdiction may otherwise direct. The Priority Lien Agent is hereby authorized to make any such endorsements as agent for the Second Lien Collateral Agent or any other Second Lien Secured Party. The Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party agrees that if, at any time, it obtains written notice that all or part of any payment with respect to any Priority Lien Obligations previously made shall be rescinded for any reason whatsoever, it will promptly pay over to the Priority Lien Agent any payment received by it and then in its possession or under its direct control in respect of any such Priority Lien Collateral and shall promptly turn

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any such Collateral then held by it over to the Priority Lien Agent, and the provisions set forth in this Agreement will be reinstated as if such payment had not been made, until the Discharge of Priority Lien Obligations. All Second Liens will remain attached to and enforceable against all proceeds so held or remitted, subject to the priorities set forth in this Agreement. Anything contained herein to the contrary notwithstanding, this Section 3.05(b) shall not apply to any proceeds of Collateral realized in a transaction not prohibited by the Priority Lien Documents and as to which the possession or receipt thereof by the Second Lien Collateral Agent or any other Second Lien Secured Party is otherwise permitted by the Priority Lien Documents.
Section 3.06    Purchase Option.
(a)    Notwithstanding anything in this Agreement to the contrary, on or at any time after (i) the commencement of an Insolvency or Liquidation Proceeding or (ii) the acceleration of the Priority Lien Obligations, holders of the Second Lien Debt and each of their respective designated Affiliates (the “Second Lien Purchasers”) will have the right, at their sole option and election (but will not be obligated), at any time upon prior written notice to the Priority Lien Agent, to purchase from the Priority Lien Secured Parties all (but not less than all) Priority Lien Obligations (including unfunded commitments then in effect) other than any Priority Lien Obligations constituting Excess Priority Lien Obligations and any loans provided by any of the Priority Lien Secured Parties in connection with a DIP Financing that are outstanding on the date of such purchase. Promptly following the receipt of such notice, the Priority Lien Agent will deliver to the Second Lien Collateral Agent a statement of the amount of Priority Lien Debt, other Priority Lien Obligations (other than any Priority Lien Obligations constituting Excess Priority Lien Obligations) and DIP Financing provided by any of the Priority Lien Secured Parties, if any, then outstanding and the amount of the cash collateral requested by the Priority Lien Agent to be delivered pursuant to Section 3.06(b)(ii) below. The right to purchase provided for in this Section 3.06 will expire unless, within 10 Business Days after the receipt by the Second Lien Collateral Agent of such notice from the Priority Lien Agent, the Second Lien Collateral Agent delivers to the Priority Lien Agent an irrevocable commitment of the Second Lien Purchasers to purchase all (but not less than all) of the Priority Lien Obligations (including unfunded commitments) other than any Priority Lien Obligations constituting Excess Priority Lien Obligations and any loans provided by any of the Priority Lien Secured Parties in connection with a DIP Financing and to otherwise complete such purchase on the terms set forth under this Section 3.06.
(b)    On the date specified by the Second Lien Collateral Agent (on behalf of the Second Lien Purchasers) in such irrevocable commitment (which shall not be less than five Business Days nor more than 20 Business Days, after the receipt by the Priority Lien Agent of such irrevocable commitment), the Priority Lien Secured Parties shall sell to the Second Lien Purchasers all (but not less than all) Priority Lien Obligations (including unfunded commitments) other than any Priority Lien Obligations constituting Excess Priority Lien Obligations and any loans provided by any of the Priority Lien Secured Parties in connection with a DIP Financing that are outstanding on the date of such sale, subject to any required approval of any Governmental Authority then in effect, if any, and only if on the date of such sale, the Priority Lien Agent receives the following:
(i)    payment, as the purchase price for all Priority Lien Obligations sold in such sale, of an amount equal to the full amount of all Priority Lien Obligations (other than outstanding letters of credit as referred to in clause (ii) below) other than any Priority Lien Obligations constituting Excess Priority Lien Obligations and loans provided by any of the Priority Lien Secured Parties in connection with a DIP Financing then outstanding (including principal, interest, fees, reasonable attorneys’ fees and legal expenses, but excluding contingent indemnification obligations for which no claim or demand for payment has been made at or prior to such time); provided that in the case of Hedge Obligations that constitute Priority Lien

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Obligations, the Second Lien Purchasers shall cause the applicable agreements governing such Hedge Obligations to be assigned and novated or, if such agreements have been terminated, such purchase price shall include an amount equal to the sum of any unpaid amounts then due in respect of such Hedge Obligations, calculated using the market quotation method and after giving effect to any netting arrangements;
(ii)    a cash collateral deposit in such amount as the Priority Lien Agent determines is reasonably necessary to secure the payment of any outstanding letters of credit constituting Priority Lien Obligations that may become due and payable after such sale (but not in any event in an amount greater than one hundred five percent (105%) of the amount then reasonably estimated by the Priority Lien Agent to be the aggregate outstanding amount of such letters of credit at such time), which cash collateral shall be (A) held by the Priority Lien Agent as security solely to reimburse the issuers of such letters of credit that become due and payable after such sale and any fees and expenses incurred in connection with such letters of credit and (B) returned to the Second Lien Collateral Agent (except as may otherwise be required by applicable law or any order of any court or other Governmental Authority) promptly after the expiration or termination from time to time of all payment contingencies affecting such letters of credit; and
(iii)    any agreements, documents or instruments which the Priority Lien Agent may reasonably request pursuant to which the Second Lien Collateral Agent and the Second Lien Purchasers in such sale expressly assume and adopt all of the obligations of the Priority Lien Agent and the Priority Lien Secured Parties under the Priority Lien Documents and in connection with loans provided by any of the Priority Lien Secured Parties in connection with a DIP Financing on and after the date of the purchase and sale and the Second Lien Collateral Agent (or any other representative appointed by the holders of a majority in aggregate principal amount of the Second Lien Debt then outstanding) becomes a successor agent thereunder.
(c)    Such purchase of the Priority Lien Obligations (including unfunded commitments) and any loans provided by any of the Priority Lien Secured Parties in connection with a DIP Financing shall be made on a pro rata basis among the Second Lien Purchasers giving notice to the Priority Lien Agent of their interest to exercise the purchase option hereunder according to each such Second Lien Purchaser’s portion of the Second Lien Debt outstanding on the date of purchase or such portion as such Second Lien Purchasers may otherwise agree among themselves. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of the Priority Lien Agent as the Priority Lien Agent may designate in writing to the Second Lien Collateral Agent for such purpose. Interest shall be calculated to but excluding the Business Day on which such sale occurs if the amounts so paid by the Second Lien Purchasers to the bank account designated by the Priority Lien Agent are received in such bank account prior to 12:00 noon, New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by the Second Lien Purchasers to the bank account designated by the Priority Lien Agent are received in such bank account later than 12:00 noon, New York City time.
(d)    Such sale shall be expressly made without representation or warranty of any kind by the Priority Lien Secured Parties as to the Priority Lien Obligations, the Collateral or otherwise and without recourse to any Priority Lien Secured Party, except that the Priority Lien Secured Parties shall represent and warrant severally as to the Priority Lien Obligations (including unfunded commitments) and any loans provided by any of the Priority Lien Secured Parties in connection with a DIP Financing then owing to it: (i) that such applicable Priority Lien Secured Party owns such Priority Lien Obligations (including unfunded commitments) and any loans provided by any of the Priority Lien Secured Parties in connection with a DIP Financing; and (ii) that such applicable Priority Lien Secured Party has the necessary corporate or other governing authority to assign such interests.

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(e)    After such sale becomes effective, the outstanding letters of credit will remain enforceable against the issuers thereof and will remain secured by the Priority Liens upon the Collateral in accordance with the applicable provisions of the Priority Lien Documents as in effect at the time of such sale, and the issuers of letters of credit will remain entitled to the benefit of the Priority Liens upon the Collateral and sharing rights in the proceeds thereof in accordance with the provisions of the Priority Lien Documents as in effect at the time of such sale, as fully as if the sale of the Priority Lien Debt had not been made, but, except with respect to cash collateral held by the issuer(s) of such letters of credit, only the Person or successor agent to whom the Priority Liens are transferred in such sale will have the right to foreclose upon or otherwise enforce the Priority Liens and only the Second Lien Purchasers in the sale will have the right to direct such Person or successor as to matters relating to the foreclosure or other enforcement of the Priority Liens.
ARTICLE IV
OTHER AGREEMENTS
Section 4.01    Release of Liens; Automatic Release of Second Liens. (a) Prior to the Discharge of Priority Lien Obligations, the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party agrees that, in the event the Priority Lien Secured Parties release their Lien on any Collateral, the Second Lien on such Collateral shall terminate and be released automatically and without further action if (i) such release is permitted under the Priority Lien Documents, (ii) such release is effected in connection with the Priority Lien Agent’s foreclosure upon, or other exercise of rights or remedies with respect to, such Collateral, or (iii) such release is effected in connection with a sale or other Disposition of any Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Priority Lien Secured Parties shall have consented to such sale or Disposition of such Collateral; provided that, in the case of each of clauses (i), (ii) and (iii), the Second Liens on such Collateral shall attach to (and shall remain subject and subordinate to all Priority Liens securing Priority Lien Obligations, subject to the Priority Lien Cap) any proceeds of a sale, transfer or other Disposition of Collateral not paid to the Priority Lien Secured Parties or that remain after the Discharge of Priority Lien Obligations.
(b)    The Second Lien Collateral Agent agrees to execute and deliver (at the sole cost and expense of the Grantors) all such releases and other instruments as shall reasonably be requested by the Priority Lien Agent to evidence and confirm any release of Collateral provided for in this Section 4.01.
Section 4.02    Certain Agreements With Respect to Insolvency or Liquidation Proceedings. (a) The parties hereto acknowledge that this Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code and shall continue in full force and effect, notwithstanding the commencement of any Insolvency or Liquidation Proceeding by or against the Borrower or any subsidiary of the Borrower. All references in this Agreement to the Borrower or any subsidiary of the Borrower or any other Grantor will include such Person or Persons as a debtor-in-possession and any receiver or trustee for such Person or Persons in an Insolvency or Liquidation Proceeding.
(b)    If the Borrower or any of its subsidiaries shall become subject to any Insolvency or Liquidation Proceeding and shall, as debtor(s)-in-possession, or if any receiver or trustee for such Person or Persons shall, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, the Second Lien Collateral Agent, for itself and on behalf of each Second Lien Secured Party, agrees that neither it nor any other Second Lien Secured Party will raise any objection, contest or oppose, and each Second Lien Secured Party will waive any claim such Person may now or hereafter

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have, to any such financing or to the Liens on the Collateral securing the same (“DIP Financing Liens”), or to any use, sale or lease of cash collateral that constitutes Collateral or to any grant of administrative expense priority under Section 364 of the Bankruptcy Code, unless (i) the Priority Lien Agent or the Priority Lien Secured Parties oppose or object to such DIP Financing or such DIP Financing Liens or such use of cash collateral, (ii) the maximum principal amount of indebtedness permitted under such DIP Financing exceeds the sum of (A) $1,000,000,000 plus (B) the aggregate face amount of any letters of credit issued and outstanding under Priority Lien Documents on the date of the commencement of such Insolvency or Liquidation Proceeding, or (iii) the terms of such DIP Financing provide for the sale of a substantial part of the Collateral or require the confirmation of a plan of reorganization containing specific terms or provisions (other than repayment in cash of such DIP Financing on the effective date thereof). To the extent such DIP Financing Liens are senior to, or rank pari passu with, the Priority Liens, the Second Lien Collateral Agent will, for itself and on behalf of the other Second Lien Secured Parties, subordinate the Second Liens on the Collateral to the Priority Liens and to such DIP Financing Liens, so long as the Second Lien Collateral Agent, on behalf of the Second Lien Secured Parties, retains Liens on all the Collateral, including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding, with the same priority relative to the Priority Liens as existed prior to the commencement of the case under the Bankruptcy Code.
(c)    Prior to the Discharge of Priority Lien Obligations, without the consent of the Priority Lien Agent, in its sole discretion, the Second Lien Collateral Agent, for itself and on behalf of each Second Lien Secured Party agrees not to propose, support or enter into any DIP Financing.
(d)    The Second Lien Collateral Agent, for itself and on behalf of each Second Lien Secured Party agrees that it will not object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) a sale or other Disposition, a motion to sell or Dispose or the bidding procedure for such sale or Disposition of any Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Priority Lien Secured Parties shall have consented to such sale or Disposition, such motion to sell or Dispose or such bidding procedure for such sale or Disposition of such Collateral provided that (a) all Priority Liens and Second Liens will attach to the proceeds of the sale in the same respective priorities as set forth in this Agreement or (b) the net cash Proceeds of any Disposition under Section 363(b) of the Bankruptcy Code are permanently applied to the DIP Financing or to the Priority Lien Obligations.
(e)    The Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party waives any claim that may be had against the Priority Lien Agent or any other Priority Lien Secured Party arising out of any DIP Financing Liens or administrative expense priority under Section 364 of the Bankruptcy Code (in each case that is granted in a manner that is consistent with this Agreement).
(f)    The Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, agrees that neither the Second Lien Collateral Agent nor any other Second Lien Secured Party will file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral, nor object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) (i) any request by the Priority Lien Agent or any other Priority Lien Secured Party for adequate protection or (ii) any objection by the Priority Lien Agent or any other Priority Lien Secured Party to any motion, relief, action or proceeding based on the Priority Lien Agent or Priority Lien Secured Parties claiming a lack of adequate protection, except that the Second Lien Secured Parties may:
(A)    freely seek and obtain relief granting adequate protection in the form of a replacement lien co-extensive in all respects with, but subordinated (as set forth in Section

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2.01) to, and with the same relative priority to the Priority Liens as existed prior to the commencement of the Insolvency or Liquidation Proceeding, all Liens granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the Priority Lien Secured Parties; and
(B)    freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations; and
(g)    The Second Lien Collateral Agent, for itself and on behalf of each of the other of the Second Lien Secured Parties waives any claim it or any such other Second Lien Secured Party may now or hereafter have against the Priority Lien Agent or any other Priority Lien Secured Party (or their representatives) arising out of any election by the Priority Lien Agent or any Priority Lien Secured Parties, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code.
(h)    The Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, agrees that in any Insolvency or Liquidation Proceeding, neither the Second Lien Collateral Agent nor any other Second Lien Secured Party shall support or vote to accept any plan of reorganization or disclosure statement of the Borrower or any other Grantor unless (i) such plan is accepted by the Priority Lien Secured Parties in accordance with Section 1126(c) of the Bankruptcy Code or otherwise provides for the payment in full in cash of all Priority Lien Obligations (including all post-petition interest approved by the bankruptcy court, fees and expenses and cash collateralization of all letters of credit) on the effective date of such plan of reorganization, or (ii) such plan provides on account of the Priority Lien Secured Parties for the retention by the Priority Lien Agent, for the benefit of the Priority Lien Secured Parties, of the Liens on the Collateral securing the Priority Lien Obligations, and on all proceeds thereof whenever received, and such plan also provides that any Liens retained by, or granted to, the Second Lien Collateral Agent are only on property securing the Priority Lien Obligations and shall have the same relative priority with respect to the Collateral or other property, respectively, as provided in this Agreement with respect to the Collateral. Except as provided herein, the Second Lien Secured Parties shall remain entitled to vote their claims in any such Insolvency or Liquidation Proceeding.
(i)    The Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, agrees that neither the Second Lien Collateral Agent nor any other Second Lien Secured Party shall seek relief, pursuant to Section 362(d) of the Bankruptcy Code or otherwise, from the automatic stay of Section 362(a) of the Bankruptcy Code or from any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral without the prior written consent of the Priority Lien Agent.
(j)    The Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, agrees that neither the Second Lien Collateral Agent nor any other Second Lien Secured Party shall oppose or seek to challenge any claim by the Priority Lien Agent or any other Priority Lien Secured Party for allowance or payment in any Insolvency or Liquidation Proceeding of Priority Lien Obligations consisting of post-petition interest, fees or expenses or cash collateralization of all letters of credit to the extent of the value of the Priority Liens (it being understood that such value will be determined without regard to the existence of the Second Liens on the Collateral) subject to the Priority Lien Cap. Neither the Priority Lien Agent nor any other Priority Lien Secured Party shall oppose or seek to challenge any claim by the Second Lien Collateral Agent or any other Second Lien Secured Party for allowance or payment in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Second Liens on the Collateral; provided that if the Priority Lien Agent or any other Priority Lien Secured Party shall have made any claim for post-petition interest,

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fees or expenses in respect of the Priority Lien Obligations, such claim (i) shall have been approved or (ii) will be approved contemporaneously with the approval of any such claim by the Second Lien Collateral Agent or any Second Lien Secured Party.
(k)    Without the express written consent of the Priority Lien Agent, none of the Second Lien Collateral Agent or any other Second Lien Secured Party shall (or shall join with or support any third party in opposing, objecting to or contesting, as the case may be), in any Insolvency or Liquidation Proceeding involving any Grantor, (i) oppose, object to or contest the determination of the extent of any Liens held by any of Priority Lien Secured Party or the value of any claims of any such holder under Section 506(a) of the Bankruptcy Code or (ii) oppose, object to or contest the payment to the Priority Lien Secured Party of interest, fees or expenses under Section 506(b) of the Bankruptcy Code subject to the Priority Lien Cap.
(l)    Notwithstanding anything to the contrary contained herein, if in any Insolvency or Liquidation Proceeding a determination is made that any Lien encumbering any Collateral is not enforceable for any reason, then the Second Lien Collateral Agent for itself and on behalf of each other Second Lien Secured Party agrees that, any distribution or recovery they may receive in respect of any Collateral shall be segregated and held in trust and forthwith paid over to the Priority Lien Agent for the benefit of the Priority Lien Secured Parties in the same form as received without recourse, representation or warranty (other than a representation of the Second Lien Collateral Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party hereby appoints the Priority Lien Agent, and any officer or agent of the Priority Lien Agent, with full power of substitution, the attorney-in-fact of each Second Lien Secured Party for the limited purpose of carrying out the provisions of this Section 4.02(l) and taking any action and executing any instrument that the Priority Lien Agent may deem necessary or advisable to accomplish the purposes of this Section 4.02(l), which appointment is irrevocable and coupled with an interest.
(m)    The Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, hereby agrees that the Priority Lien Agent shall have the exclusive right to credit bid the Priority Lien Obligations and further that none of the Second Lien Collateral Agent or any other Second Lien Secured Party shall (or shall join with or support any third party in opposing, objecting to or contesting, as the case may be) oppose, object to or contest such credit bid by the Priority Lien Agent.
(n)    Without the consent of the Priority Lien Agent in its sole discretion, the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party agrees it will not file an involuntary bankruptcy claim or seek the appointment of an examiner or a trustee for the Borrower or any of its subsidiaries.
(o)    The Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party waives any right to assert or enforce any claim under Section 506(c) or 552 of the Bankruptcy Code as against any Priority Lien Secured Party or any of the Collateral.
Section 4.03    Reinstatement. If any Priority Lien Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Grantor any amount (a “Recovery”) for any reason whatsoever, then the Priority Lien Obligations shall be reinstated to the extent of such Recovery and the Priority Lien Secured Parties shall be entitled to a reinstatement of Priority Lien Obligations with respect to all such recovered amounts. The Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party agrees that if, at any time, a Second Lien Secured Party

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receives notice of any Recovery, the Second Lien Collateral Agent or any other Second Lien Secured Party, shall promptly pay over to the Priority Lien Agent any payment received by it and then in its possession or under its control in respect of any Collateral subject to any Priority Lien securing such Priority Lien Obligations and shall promptly turn any Collateral subject to any such Priority Lien then held by it over to the Priority Lien Agent, and the provisions set forth in this Agreement shall be reinstated as if such payment had not been made. If this Agreement shall have been terminated prior to any such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Any amounts received by the Second Lien Collateral Agent or any other Second Lien Secured Party and then in its possession or under its control on account of the Second Lien Obligations after the termination of this Agreement shall, in the event of a reinstatement of this Agreement pursuant to this Section 4.03, be held in trust for and paid over to the Priority Lien Agent for the benefit of the Priority Lien Secured Parties for application to the reinstated Priority Lien Obligations until the discharge thereof. This Section 4.03 shall survive termination of this Agreement.
Section 4.04    Refinancings; Additional Second Lien Debt.
(c)    The Priority Lien Obligations and the Second Lien Obligations may be Replaced, by any Priority Substitute Credit Facility or Second Lien Substitute Facility, as the case may be, in each case, without notice to, or the consent of any Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided, that (i) the Priority Lien Agent and the Second Lien Collateral Agent shall receive on or prior to incurrence of a Priority Substitute Credit Facility or Second Lien Substitute Facility (A) an Officers’ Certificate from the Borrower stating that (I) the incurrence thereof is permitted by each applicable Secured Debt Document to be incurred and (II) the requirements of Section 4.06 have been satisfied, and (B) a Priority Confirmation Joinder from the holders or lenders of any indebtedness that Replaces the Priority Lien Obligations or the Second Lien Obligations (or an authorized agent, trustee or other representative on their behalf), (ii) the aggregate outstanding principal amount of the Priority Lien Obligations, after giving effect to such Priority Substitute Credit Facility, shall not exceed the Priority Lien Cap and (iii) on or before the date of such incurrence, such Priority Substitute Credit Facility or Second Lien Substitute Facility is designated by the Borrower, in an Officers’ Certificate delivered to the Priority Lien Agent and the Second Lien Collateral Agent, as “Priority Lien Debt” or “Second Lien Debt”, as applicable, for the purposes of the Secured Debt Documents and this Agreement; provided that no series of Secured Debt may be designated as more than one of Priority Lien Debt or Second Lien Debt.
(d)    The Borrower will be permitted to designate as an additional holder of Second Lien Obligations hereunder each Person who is, or who becomes, the registered holder of Second Lien Debt, incurred by the Borrower after the date of this Agreement in accordance with the terms of all applicable Secured Debt Documents. The Borrower may effect such designation by delivering to the Priority Lien Agent and the Second Lien Collateral Agent each of the following:
(ii)    an Officers’ Certificate stating that the Borrower intends to incur Additional Second Lien Obligations which will be Second Lien Debt permitted to be incurred by each applicable Secured Debt Document and secured by a Second Lien, equally and ratably with all previously existing and future Second Lien Debt;
(iii)    an authorized agent, trustee or other representative on behalf of the holders or lenders of any Additional Second Lien Obligations must be designated as an additional holder of Secured Obligations hereunder and must, prior to such designation, sign and deliver on behalf of the holders or lenders of such Additional Second Lien Obligations a Priority Confirmation Joinder, and, to the extent necessary or

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appropriate to facilitate such transaction, a new intercreditor agreement substantially similar to this Agreement, as in effect on the date hereof; and
(iv)    evidence that the Borrower has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations deemed necessary by the Borrower and the holder of such Additional Second Lien Obligations, or its Secured Debt Representative, to ensure that the Additional Second Lien Obligations are secured by the Collateral in accordance with the Second Lien Security Documents (provided that such filings and recordings may be authorized, executed and recorded following any incurrence on a post-closing basis if permitted by the Second Lien Representative for such Additional Second Lien Obligations).
Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Borrower or any other Grantor to incur additional indebtedness unless otherwise permitted by the terms of each applicable Secured Debt Document.
(e)    Each of the then-exiting Priority Lien Agent and the Second Lien Collateral Agent shall be authorized to execute and deliver such documents and agreements (including amendments or supplements to this Agreement) as such holders, lenders, agent, trustee or other representative may reasonably request to give effect to any such Replacement or any incurrence of Additional Second Lien Obligations, it being understood that the Priority Lien Agent and the Second Lien Collateral Agent or (if permitted by the terms of the applicable Secured Debt Documents) the Grantors, without the consent of any other Secured Party or (in the case of the Grantors) one or more Secured Debt Representatives, may amend, supplement, modify or restate this Agreement to the extent necessary or appropriate to facilitate such amendments or supplements to effect such Replacement or incurrence all at the expense of the Grantors. Upon the consummation of such Replacement or incurrence and the execution and delivery of the documents and agreements contemplated in the preceding sentence, the holders or lenders of such indebtedness and any authorized agent, trustee or other representative thereof shall be entitled to the benefits of this Agreement.
Section 4.05    Amendments to Second Lien Documents. Prior to the Discharge of Priority Lien Obligations, without the prior written consent of the Priority Lien Agent, no Second Lien Document may be amended, supplemented, restated or otherwise modified and/or refinanced or entered into to the extent such amendment, supplement, restatement or modification and/or refinancing, or the terms of any new Second Lien Document would (i) adversely affect the lien priority rights of the Priority Lien Secured Parties or the rights of the Priority Lien Secured Parties to receive payments owing pursuant to the Priority Lien Documents, (ii) except as otherwise provided for in this Agreement, add any Liens securing any additional Property as Collateral under the Second Lien Security Documents unless such additional Property is added as Collateral under the Priority Lien Security Documents, (iii) confer any additional rights on the Second Lien Collateral Agent or any other Second Lien Secured Party in a manner adverse to the Priority Lien Secured Parties, or (iv) contravene the provisions of this Agreement or the Priority Lien Documents.Legends
Section 4.06    Second Lien Secured Parties Rights as Unsecured Creditors; Judgment Lien Creditor. Both before and during an Insolvency or Liquidation Proceeding, any of the Second Lien Secured Parties may take any actions and exercise any and all rights that would be available to a holder of unsecured claims; provided, however, that the Second Lien Secured Parties may not take any of the actions prohibited by Sections 3.01, 3.05(a), 4.01 or 4.02 or any other provisions in this Agreement; provided, further, that in the event that any of the Second Lien Secured Parties becomes a judgment lien creditor in respect of any Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Lien Obligations, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Priority Lien Obligations) as the Second Liens are subject to this Agreement.

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Section 4.07    Postponement of Subrogation. The Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, hereby agrees that no payment or distribution to any Priority Lien Secured Party pursuant to the provisions of this Agreement shall entitle any Second Lien Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of Priority Lien Obligations shall have occurred. Following the Discharge of Priority Lien Obligations, but subject to the reinstatement as provided in Section 4.03, each Priority Lien Secured Party will execute such documents, agreements, and instruments as any Second Lien Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Priority Lien Obligations resulting from payments or distributions to such Priority Lien Secured Party by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by such Priority Lien Secured Party are paid by such Person upon request for payment thereof.
Section 4.08    Acknowledgment by the Secured Debt Representatives. Each of the Priority Lien Agent, for itself and on behalf of the other Priority Lien Secured Parties and the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby acknowledges that this Agreement is a material inducement to enter into a business relationship, that each has relied on this Agreement to enter into the Priority Credit Agreement and the Original Second Lien Agreement, as applicable, and all documentation related thereto, and that each will continue to rely on this Agreement in their related future dealings.
ARTICLE V
GRATUITOUS BAILMENT FOR PERFECTION OF CERTAIN SECURITY INTERESTS
Section 5.01    General. Prior to the Discharge of Priority Lien Obligations, the Priority Lien Agent agrees that if it shall at any time hold a Priority Lien on any Collateral that can be perfected by the possession or control of such Collateral or of any Account in which such Collateral is held, and if such Collateral or any such Account is in fact in the possession or under the control of the Priority Lien Agent, the Priority Lien Agent will serve as gratuitous bailee for the Second Lien Collateral Agent for the sole purpose of perfecting the Second Lien of the Second Lien Collateral Agent on such Collateral. It is agreed that the obligations of the Priority Lien Agent and the rights of the Second Lien Collateral Agent and the other Second Lien Secured Parties in connection with any such bailment arrangement will be in all respects subject to the provisions of Article II. Notwithstanding anything to the contrary herein, the Priority Lien Agent will be deemed to make no representation as to the adequacy of the steps taken by it to perfect the Second Lien on any such Collateral and shall have no responsibility, duty, obligation or liability to the Second Lien Collateral Agent or any other Second Lien Secured Party or any other Person for such perfection or failure to perfect, it being understood that the sole purpose of this Article is to enable the Second Lien Secured Parties to obtain a perfected Second Lien in such Collateral to the extent, if any, that such perfection results from the possession or control of such Collateral or any such Account by the Priority Lien Agent. The Priority Lien Agent acting pursuant to this Section 5.01 shall not have by reason of the Priority Lien Security Documents, the Second Lien Security Documents, this Agreement or any other document or theory, a fiduciary relationship in respect of any Priority Lien Secured Party, the Second Lien Collateral Agent or any Second Lien Secured Party. Subject to Section 4.03, from and after the Discharge of Priority Lien Obligations, the Priority Lien Agent shall take all such actions in its power as shall reasonably be requested by the Second Lien Collateral Agent (at the sole cost and expense of the Grantors) to transfer possession or control of such Collateral or any such Account (in each case to the extent the Second Lien Collateral Agent has a Lien on such Collateral or Account after giving effect to any prior or concurrent releases of Liens) to the Second Lien Collateral Agent for the benefit of all Second Lien Secured Parties.

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Section 5.02    Deposit Accounts. Prior to the Discharge of Priority Lien Obligations, to the extent that any Account is under the control of the Priority Lien Agent at any time, the Priority Lien Agent will act as gratuitous bailee for the Second Lien Collateral Agent for the purpose of perfecting the Liens of the Second Lien Secured Parties in such Accounts and the cash and other assets therein as provided in Section 5.01 (but will have no duty, responsibility or obligation to the Second Lien Secured Parties (including, without limitation, any duty, responsibility or obligation as to the maintenance of such control, the effect of such arrangement or the establishment of such perfection) except as set forth in the last sentence of this Section 5.02). Unless the Second Liens on such Collateral shall have been or concurrently are released, after the occurrence of Discharge of Priority Lien Obligations, the Priority Lien Agent shall, at the request of the Second Lien Collateral Agent, cooperate with the Grantors and the Second Lien Collateral Agent (at the expense of the Grantors) in permitting control of any other Accounts to be transferred to the Second Lien Collateral Agent (or for other arrangements with respect to each such Accounts satisfactory to the Second Lien Collateral Agent to be made).
ARTICLE VI
APPLICATION OF PROCEEDS; DETERMINATION OF AMOUNTS
Section 6.01    Application of Proceeds. Prior to the Discharge of Priority Obligations, and regardless of whether an Insolvency or Liquidation Proceeding has been commenced, Collateral or Proceeds received in connection with the enforcement or exercise of any rights or remedies with respect to any portion of the Collateral will be applied:
(a)    first, to the payment in full in cash of all Priority Lien Obligations that are not Excess Priority Lien Obligations,
(b)    second, to the payment in full in cash of all Second Lien Obligations,
(c)    third, to the payment in full in cash of all Excess Priority Lien Obligations, and
(d)    fourth, to the Borrower or as otherwise required by applicable law.
Section 6.02    Determination of Amounts. Whenever a Secured Debt Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Priority Lien Obligations (or the existence of any commitment to extend credit that would constitute Priority Lien Obligations), or Second Lien Obligations, or the existence of any Lien securing any such obligations, or the Collateral subject to any such Lien, it may request that such information be furnished to it in writing by the other Secured Debt Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if a Secured Debt Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Secured Debt Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Borrower. Each Secured Debt Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to the Borrower or any of their subsidiaries, any Secured Party or any other Person as a result of such determination.
ARTICLE VII
NO RELIANCE; NO LIABILITY; OBLIGATIONS ABSOLUTE;
CONSENT OF GRANTORS; ETC.

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Section 7.01    No Reliance; Information. The Priority Lien Secured Parties and the Second Lien Secured Parties shall have no duty to disclose to any Second Lien Secured Party or to any Priority Lien Secured Party, as the case may be, any information relating to the Borrower or any of the other Grantors, or any other circumstance bearing upon the risk of non-payment of any of the Priority Lien Obligations or the Second Lien Obligations, as the case may be, that is known or becomes known to any of them or any of their Affiliates. In the event any Priority Lien Secured Party or any Second Lien Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to, any Second Lien Secured Party or any Priority Lien Secured Party, as the case may be, it shall be under no obligation (a) to make, and shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of the information so provided, (b) to provide any additional information or to provide any such information on any subsequent occasion or (c) to undertake any investigation.
Section 7.02    No Warranties or Liability.
(f)    The Priority Lien Agent, for itself and on behalf of the other Priority Lien Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, neither the Second Lien Collateral Agent nor any other Second Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Second Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.
(g)    The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, neither the Priority Lien Agent nor any other Priority Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Priority Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.
(h)    The Priority Lien Agent and the other Priority Lien Secured Parties shall have no express or implied duty to the Second Lien Collateral Agent or any other Second Lien Secured Party and the Second Lien Collateral Agent and the other Second Lien Secured Parties shall have no express or implied duty to the Priority Lien Agent or any other Priority Lien Secured Party to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of a default or an event of default under any Priority Lien Document and any Second Lien Document (other than, in each case, this Agreement), regardless of any knowledge thereof which they may have or be charged with.
(i)    The Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party hereby waives any claim that may be had against the Priority Lien Agent or any other Priority Lien Secured Party arising out of any actions which the Priority Lien Agent or such Priority Lien Secured Party takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any Collateral, and actions with respect to the collection of any claim for all or only part of the Priority Lien Obligations from any account debtor, guarantor or any other party) in accordance with this Agreement and the Priority Lien Documents or the valuation, use, protection or release of any security for such Priority Lien Obligations.
Section 7.03    Obligations Absolute. The Lien priorities provided for herein and the respective rights, interests, agreements and obligations hereunder of the Priority Lien Agent and the other Priority Lien

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Secured Parties and the Second Lien Collateral Agent and the other Second Lien Secured Parties shall remain in full force and effect irrespective of:
(a)    any lack of validity or enforceability of any Secured Debt Document;
(b)    any change in the time, place or manner of payment of, or in any other term of (including the Replacing of), all or any portion of the Priority Lien Obligations, it being specifically acknowledged that a portion of the Priority Lien Obligations consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed;
(c)    any amendment, waiver or other modification, whether by course of conduct or otherwise, of any Secured Debt Document;
(d)    the securing of any Priority Lien Obligations or Second Lien Obligations with any additional collateral or guarantees, or any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral or any release of any guarantee securing any Priority Lien Obligations or Second Lien Obligations;
(e)    the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrower or any other Grantor; or
(f)    any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Borrower or any other Grantor in respect of the Priority Lien Obligations or the Second Lien Obligations.
Section 7.04    Grantors Consent. Each Grantor hereby consents to the provisions of this Agreement and the intercreditor arrangements provided for herein and agrees that the obligations of the Grantors under the Secured Debt Documents will in no way be diminished or otherwise affected by such provisions or arrangements (except as expressly provided herein).
ARTICLE VIII
REPRESENTATIONS AND WARRANTIES
Section 8.01    Representations and Warranties of Each Party. Each party hereto represents and warrants to the other parties hereto as follows:
(j)    Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement.
(k)    This Agreement has been duly executed and delivered by such party.
(l)    The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority of which the failure to obtain could reasonably be expected to have a Material Adverse Effect (as defined in the Priority Credit Agreement), (ii) will not violate any applicable law or regulation or any order of any Governmental Authority or any indenture, agreement or other instrument binding upon such party which could reasonably be expected to have a Material Adverse Effect and (iii) will not violate the charter, by-laws or other organizational documents of such party.

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Section 8.02    Representations and Warranties of Each Representative. Each of the Priority Lien Agent and the Second Lien Collateral Agent represents and warrants to the other parties hereto that it is authorized under the Priority Credit Agreement and the Original Second Lien Agreement, as the case may be, to enter into this Agreement.
ARTICLE IX
MISCELLANEOUS
Section 9.01    Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(g)    if to the Priority Lien Agent, to it at:
[____________________]
[____________________]
Fax: ([___]) [____________]
Attention: [______________]

(h)    if to the Second Lien Collateral Agent, to it at:
[___________________]
[___________________]
Fax: ([___]) [___________]
Attention: [____________]
(i)    if to any other Secured Debt Representative, to such address as specified in the Priority Confirmation Joinder.
Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to in writing among the Borrower, the Priority Lien Agent and the Second Lien Collateral Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.
Section 9.02    Waivers; Amendment. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the

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purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.
(b)    Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Secured Debt Representative; provided, however, that this Agreement may be amended from time to time as provided in Section 4.04. Any amendment of this Agreement that is proposed to be effected without the consent of a Secured Debt Representative as permitted by the proviso to the preceding sentence shall be submitted to such Secured Debt Representative for its review at least 5 Business Days prior to the proposed effectiveness of such amendment.
Section 9.03    Actions Upon Breach; Specific Performance. (a) Prior to the Discharge of Priority Lien Obligations, if any Second Lien Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against any Grantor or the Collateral, such Grantor, with the prior written consent of the Priority Lien Agent, may interpose as a defense or dilatory plea the making of this Agreement, and any Priority Lien Secured Party may intervene and interpose such defense or plea in its or their name or in the name of such Grantor.
(b)    Prior to the Discharge of Priority Lien Obligations, should any Second Lien Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or take any other action in violation of this Agreement or fail to take any action required by this Agreement, the Priority Lien Agent or any other Priority Lien Secured Party (in its own name or in the name of the relevant Grantor) or the relevant Grantor, with the prior written consent of the Priority Lien Agent, (A) may obtain relief against such Second Lien Secured Party by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Second Lien Collateral Agent on behalf of each Second Lien Secured Party that (I) the Priority Lien Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (II) each Second Lien Secured Party waives any defense that the Grantors and/or the Priority Lien Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages, and (B) shall be entitled to damages, as well as reimbursement for all reasonable and documented costs and expenses incurred in connection with any action to enforce the provisions of this Agreement.
Section 9.04    Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.
Section 9.05    Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.
Section 9.06    Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
Section 9.07    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate

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such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 9.08    Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW).
(b)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.
(c)    Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 9.08. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 9.09    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 9.10    Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
Section 9.11    Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any Secured Debt Documents, the provisions of this Agreement shall

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control; [provided, however, that if any of the provisions of the Second Lien Security Documents limit, qualify or conflict with the duties imposed by the provisions of the TIA, in each case, the TIA shall control].
Section 9.12    Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the distinct and separate relative rights of the Priority Lien Secured Parties and the Second Lien Secured Parties. None of the Borrower, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Sections 4.01, 4.02, 4.04, or 4.05) is intended to or will amend, waive or otherwise modify the provisions of the Priority Credit Agreement or the Original Second Lien Agreement, as applicable), and except as expressly provided in this Agreement neither the Borrower nor any other Grantor may rely on the terms hereof (other than Sections 4.01, 4.02, 4.04, or 4.05, Article V, Article VII and Article IX). Nothing in this Agreement is intended to or shall impair the obligations of the Borrower or any other Grantor, which are absolute and unconditional, to pay the Obligations under the Secured Debt Documents as and when the same shall become due and payable in accordance with their terms. Notwithstanding anything to the contrary herein or in any Secured Debt Document, the Grantors shall not be required to act or refrain from acting pursuant to this Agreement, any Priority Lien Document or any Second Lien Document with respect to any Collateral in any manner that would cause a default under any Priority Lien Document.
Section 9.13    Certain Terms Concerning the Second Lien Collateral Agent. The Second Lien Collateral Agent is executing and delivering this Agreement solely in its capacity as such and pursuant to direction set forth in the Second Lien Collateral Agency Agreement; and in so doing, the Second Lien Collateral Agent shall not be responsible for the terms or sufficiency of this Agreement for any purpose. The Second Lien Collateral Agent shall have no duties or obligations under or pursuant to this Agreement other than such duties and obligations as may be expressly set forth in this Agreement as duties and obligations on its part to be performed or observed. In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to this Agreement, the Second Lien Collateral Agent shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the Original Second Lien Agreement and the other Second Lien Documents (including without limitation [____________] of the [Second Lien Collateral Agency Agreement]).
Section 9.14    Certain Terms Concerning the Priority Lien Agent and the Second Lien Collateral Agent. Neither of the Priority Lien Agent nor the Second Lien Collateral Agent shall have any liability or responsibility for the actions or omissions of any other Secured Party, or for any other Secured Party’s compliance with (or failure to comply with) the terms of this Agreement. None of the Priority Lien Agent or the Second Lien Collateral Agent shall have individual liability to any Person if it shall mistakenly pay over or distribute to any Secured Party (or the Borrower) any amounts in violation of the terms of this Agreement, so long as the Priority Lien Agent or the Second Lien Collateral Agent, as the case may be, is acting in good faith. Each party hereto hereby acknowledges and agrees that each of the Priority Lien Agent and the Second Lien Collateral Agent is entering into this Agreement solely in its capacity under the Priority Lien Documents and the Second Lien Documents, respectively, and not in its individual capacity. (a) The Priority Lien Agent shall not be deemed to owe any fiduciary duty to the Second Lien Collateral Agent or any other Second Lien Representative or any other Second Lien Secured Party and (b) the Second Lien Collateral Agent shall not be deemed to owe any fiduciary duty to the Priority Lien Agent or any other Priority Lien Secured Party.
Section 9.15    Authorization of Secured Agents. By accepting the benefits of this Agreement and the other Priority Lien Security Documents, each Priority Lien Secured Party authorizes the Priority Lien Agent to enter into this Agreement and to act on its behalf as collateral agent hereunder and in connection

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herewith. By accepting the benefits of this Agreement and the other Second Lien Security Documents, each Second Lien Secured Party authorizes the Second Lien Collateral Agent to enter into this Agreement and to act on its behalf as collateral agent hereunder and in connection herewith.
Section 9.16    Further Assurances. Each of the Priority Lien Agent, for itself and on behalf of the other Priority Lien Secured Party and the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, and each Grantor party hereto, for itself and on behalf of its subsidiaries, agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which the Priority Lien Agent or the Second Lien Collateral Agent may reasonably request, to effectuate the terms of this Agreement, including the relative Lien priorities provided for herein.
Section 9.17    Relationship of Secured Parties. Nothing set forth herein shall create or evidence a joint venture, partnership or an agency or fiduciary relationship among the Secured Parties. None of the Secured Parties nor any of their respective directors, officers, agents or employees shall be responsible to any other Secured Party or to any other Person for any Grantor’s solvency, financial condition or ability to repay the Priority Lien Obligations or the Second Lien Obligations, or for statements of any Grantor, oral or written, or for the validity, sufficiency or enforceability of the Priority Lien Documents or the Second Lien Documents, or any security interests granted by any Grantor to any Secured Party in connection therewith. Each Secured Party has entered into its respective financing agreements with the Grantors based upon its own independent investigation, and neither of the Priority Lien Agent nor the Second Lien Collateral Agent makes any warranty or representation to the other Secured Debt Representatives or the Secured Parties for which it acts as agent nor does it rely upon any representation of the other agents or the Secured Parties for which it acts as agent with respect to matters identified or referred to in this Agreement.
[SIGNATURES BEGIN NEXT PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

JPMORGAN CHASE BANK, N.A., as Priority Lien Agent

By:
Name:
Title:

Signature Page
Intercreditor Agreement

[______________________________], as Second Lien Collateral Agent

By:
Name:
Title:

Signature Page
Intercreditor Agreement

ACKNOWLEDGED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN:

CALIFORNIA RESOURCES CORPORATION

By:
Name:
Title:

[OTHER GUARANTORS]

By: Name: Title: [__________________], for and on behalf of each of the foregoing Guarantors

Signature Page
Intercreditor Agreement

ANNEX I
Provision for any Additional Second Lien Credit Facility and the Second Lien Documents
Reference is made to the Intercreditor Agreement, dated as of [ ], between JPMORGAN CHASE BANK, N.A., as Priority Lien Agent (as defined therein), and [ ], as Second Lien Collateral Agent (as defined therein) and acknowledged and agreed by California Resources Corporation and certain of its subsidiaries (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Intercreditor Agreement”). Each holder of Additional Second Lien Obligations (as defined therein), by its acceptance of such Additional Second Lien Obligations (i) consents to the subordination of Liens provided for in the Intercreditor Agreement, (ii) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement and (iii) authorizes and instructs the Second Lien Collateral Agent (as defined therein) on behalf of each Second Lien Secured Party (as defined therein) to enter into the Intercreditor Agreement as Second Lien Collateral Agent on behalf of such Second Lien Secured Parties. The foregoing provisions are intended as an inducement to the lenders under the Priority Lien Documents (as defined in the Intercreditor Agreement) to extend credit to the Borrower and such lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement.
Provision for all Second Lien Security Documents that Grant a Security Interest in Collateral
Reference is made to the Intercreditor Agreement, dated as of [____________], 201[_], between JPMORGAN CHASE BANK, N.A., as Priority Lien Agent (as defined therein), and [________________________], as Second Lien Collateral Agent (as defined therein) (the “Intercreditor Agreement”). Each Person that is secured hereunder, by accepting the benefits of the security provided hereby, (i) consents (or is deemed to consent), to the subordination of Liens provided for in the Intercreditor Agreement, (ii) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement, (iii) authorizes (or is deemed to authorize) the Second Lien Collateral Agent on behalf of such Person to enter into, and perform under, the Intercreditor Agreement and (iv) acknowledges (or is deemed to acknowledge) that a copy of the Intercreditor Agreement was delivered, or made available, to such Person.
Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the applicable Security Documents (as defined in the Intercreditor Agreement). In the event of any conflict or inconsistency between the provisions of this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

Annex I - 1
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EXHIBIT A
to Intercreditor Agreement
[FORM OF]
PRIORITY CONFIRMATION JOINDER
Reference is made to the Intercreditor Agreement, dated as of [__________], 201[_] (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Intercreditor Agreement”) between JPMORGAN CHASE BANK, N.A., as Priority Lien Agent for the Priority Lien Secured Parties (as defined therein), and [___________________], as Second Lien Collateral Agent for the Second Lien Secured Parties (as defined therein).
Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Intercreditor Agreement. This Priority Confirmation Joinder is being executed and delivered pursuant to Section 4.04[(a)][(b)] of the Intercreditor Agreement as a condition precedent to the debt for which the undersigned is acting as representative being entitled to the rights and obligations of being [Priority/Second/Additional Second] Obligations under the Intercreditor Agreement.
1. Joinder. The undersigned, [_______________], a [_______________], (the “New Representative”) as [trustee] [collateral trustee] [administrative agent] [collateral agent] under that certain [describe applicable indenture, credit agreement or other document governing the Priority Substitute Credit Facility, Second Lien Substitute Facility or Additional Second Lien Credit Facility] hereby:
(a)    represents that the New Representative has been authorized to become a party to the Intercreditor Agreement on behalf of the [Priority Lien Secured Parties under a Priority Substitute Credit Facility] [Second Lien Secured Parties under the Second Lien Substitute Facility] Additional Second Lien Secured Parties under the Additional Second Lien Credit Facility] as [a Priority Lien Agent under a Priority Substitute Credit Facility] [a Second Lien Agent under a Second Lien Substitute Facility] [Second Lien Representative] under the Intercreditor Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof; and
(b)    agrees that its address for receiving notices pursuant to the Intercreditor Agreement shall be as follows:
[Address];
2.    Priority Confirmation.
[Option A: to be used if additional debt constitutes replacement Priority Debt] The undersigned New Representative, on behalf of itself and each Priority Lien Secured Party for which the undersigned is acting as Priority Lien Agent hereby agrees, for the benefit of all Secured Parties and each future Secured Debt Representative, and as a condition to being treated as Priority Lien Obligations under the Intercreditor Agreement, that the New Representative is bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of Priority Liens. [or]
[Option B: to be used if additional debt constitutes Second Lien Substitute Facility or an Additional Second Lien Credit Facility] The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Second Lien Debt [that constitutes Second Lien Substitute Facility] for which the undersigned is acting as [Second Lien Representative] [Second Lien Collateral Agent] hereby agrees, for the benefit of all Secured Parties and each future Secured Debt Representative, and as a condition to being treated as Secured Obligations under the Intercreditor Agreement, that:

Exhibit A - 1
Active.18117613.5

(a)    all Second Lien Obligations will be and are secured equally and ratably by all Second Liens at any time granted by the Borrower or any other Grantor to secure any Obligations in respect of such Second Lien Debt, whether or not upon property otherwise constituting Collateral for such Second Lien Debt, and that all such Second Liens will be enforceable by the Second Lien Collateral Agent with respect to such Second Lien Debt for the benefit of all Second Lien Secured Parties equally and ratably;
(b)    the New Representative and each holder of Obligations in respect of the Series of Second Lien Debt for which the undersigned is acting as [Second Lien Representative] [Second Lien Agent] are bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of Priority Liens and Second Liens and the order of application of proceeds from enforcement of Priority Liens and Second Liens; and
(c)    the New Representative and each holder of Obligations in respect of the Series of Second Lien Debt for which the undersigned is acting as [Second Lien Representative] [Second Lien Agent] appoints the Second Lien Collateral Agent and consents to the terms of the Intercreditor Agreement and the performance by the Second Lien Collateral Agent of, and directs the Second Lien Collateral Agent to perform, its obligations under the Intercreditor Agreement and the Second Lien Collateral Agency Agreement, together with all such powers as are reasonably incidental thereto.
3.    Full Force and Effect of Intercreditor Agreement. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.
4.    Governing Law and Miscellaneous Provisions. The provisions of Article IX of the Intercreditor Agreement will apply with like effect to this Priority Confirmation Joinder.
5.    Expenses. The Borrower agree to reimburse each Secured Debt Representative for its reasonable out of pocket expenses in connection with this Priority Confirmation Joinder, including the reasonable fees, other charges and disbursements of counsel.

Exhibit A - 2
Active.18117613.5

IN WITNESS WHEREOF, the parties hereto have caused this Priority Confirmation Joinder to be executed by their respective officers or representatives as of [______________], 20[_].

[insert name of New Representative]

By:
Name:
Title:
The Priority Lien Agent hereby acknowledges receipt of this Priority Confirmation Joinder:

as Priority Lien Agent

By:
Name:
Title:
The Second Lien Collateral Agent hereby acknowledges receipt of this Priority Confirmation Joinder:

as Second Lien Collateral Agent

By:
Name:
Title:

Exhibit A - 3
Active.18117613.5

Acknowledged and Agreed to by:

CALIFORNIA RESOURCES CORPORATION, as Borrower

By:
Name:
Title:

Exhibit A - 4
Active.18117613.5

EXHIBIT B
to Intercreditor Agreement
SECURITY DOCUMENTS
PART A.
List of Priority Lien Security Documents
1.
2.
3.
PART B.
List of Second Lien Security Documents
1.
2.
3.

Exhibit B - 1
Active.18117613.5